UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Mosaic Company

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Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

August 25, 2009

Dear Stockholder:

You are cordially invited to attend The Mosaic Company’s 2009 Annual Meeting of Stockholders. The meeting will be held at the Radisson Plaza Hotel Saskatchewan, 2125 Victoria Avenue, Regina, Saskatchewan Canada, S4P 0S3 on October 8, 2009, at 10:00 a.m. local time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages. At the meeting we will report on our operations during the fiscal year ended May 31, 2009. Directions to the meeting are included at the end of the accompanying Proxy Statement.

I encourage you to attend the meeting and to vote in favor of the election of directors, the proposed performance measures for our 2004 Omnibus Stock Incentive Plan and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Regardless of whether you expect to attend the meeting, please promptly submit your proxy vote by telephone or internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Even if you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

Your cooperation and prompt attention to this matter are appreciated.

Sincerely,

James T. Prokopanko

President and Chief Executive Officer

Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

Notice of 2009 Annual Meeting of Stockholders

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held at the Radisson Plaza Hotel Saskatchewan, 2125 Victoria Avenue, Regina, Saskatchewan Canada, S4P 0S3 on October 8, 2009, at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the accompanying Proxy Statement:

1.	The election of four directors for terms expiring in 2012, each as recommended by the Board of Directors;

2.	Approval of the amended Performance Goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan;

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements and the effectiveness of internal control over financial reporting for the year ending May 31, 2010, as recommended by our Audit Committee; and

4.	Any other business that may properly come before the 2009 Annual Meeting of Stockholders or any adjournment thereof.

In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on August 10, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting of Stockholders.

By Order of the Board of Directors

Richard L. Mack

Executive Vice President, General Counsel and Corporate Secretary

August 25, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on October 8, 2009:

Our Proxy Statement and 2009 Annual Report are available at www.mosaicco.com/proxymaterials.

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PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 8, 2009

The Board of Directors of The Mosaic Company is soliciting proxies for use at the 2009 Annual Meeting of Stockholders to be held on October 8, 2009, and at any adjournment of the meeting. The proxy materials are first being mailed or made available to stockholders on or about August 25, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of 2009 Annual Meeting of Stockholders. These include the election of directors, approval of amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the fiscal year ended May 31, 2009 and respond to questions from stockholders.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may now furnish proxy materials, including this Proxy Statement and our 2009 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. By accessing and reviewing the proxy materials on the internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

Who is entitled to vote at the meeting?

The Board of Directors has set August 10, 2009, as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on August 10, 2009, you are entitled to vote at the meeting.

As of the record date, 444,870,225 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 444,870,225 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Bylaws, the holders of a majority of the shares entitled to vote at the meeting must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy vote by mail, telephone or internet.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the internet; or

•	by completing, signing and mailing the printed proxy card, if you received one.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and internet voting are also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?

If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Vanguard Fiduciary Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by October 5, 2009, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect directors. This means that since stockholders will be electing four directors, the four nominees receiving the highest number of votes will be elected.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the other proposals.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

How does the Board recommend that I vote?

You will vote on the following proposals:

•	Election of four directors: Phyllis E. Cochran, Robert L. Lumpkins, Harold H. MacKay and William T. Monahan;

•	Approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan; and

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010.

The Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors, FOR approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan and FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:

•	if you voted over the telephone or by internet, voting again over the telephone or by internet no later than 12:00 noon Eastern time on October 7, 2009;

•	if you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the meeting; or

•	submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 11 of this Proxy Statement.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Director – Investor Relations, or call (763) 577-2867.

If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until October 5, 2009. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during telephone or internet voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by personal interview, telephone or telegrams. These individuals will receive no additional compensation for their services other than their regular salaries.

BENEFICIAL OWNERSHIP OF SECURITIES

Ownership of Securities by Directors and Executive Officers

We have stock ownership guidelines for our directors and our executive officers. Our stock ownership guideline for directors calls for ownership of shares in an aggregate amount equal in value to $350,000 to be satisfied prior to the fifth anniversary of the commencement of his or her directorship. For purposes of meeting our stock ownership guidelines, restricted stock units (whether vested or unvested) and shares of our common stock owned by a director are included. Our stock ownership guidelines for executive officers are described under “Stock Ownership Guidelines” in our Compensation Discussion and Analysis on page 40.

The following table shows the number of shares of common stock owned beneficially, as of July 10, 2009, by (1) each director, (2) each executive officer named in the Fiscal 2009 Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual and his or her shares are not subject to any pledge.

Name	Number of Shares of Common Stock Beneficially Owned (1)(2)(3)		Percent of Outstanding Common Stock
F. Guillaume Bastiaens	16,129		*
Raymond F. Bentele	15,629		*
Phyllis E. Cochran	1,000		*
Norman B. Beug	201,796		*
Richard D. Frasch	0		*
William R. Graber	17,629		*
Robert L. Lumpkins	30,258		*
Richard L. Mack	154,569		*
Harold H. MacKay	37,879		*
David B. Mathis	52,246		*
William T. Monahan	18,129		*
Steven L. Pinney	179,637		*
James L. Popowich	5,000		*
James T. Prokopanko	355,457		*
David T. Seaton	0		*
Steven M. Seibert	8,844		*
Lawrence W. Stranghoener	287,348	(4)	*
All directors and executive officers as a group (21 persons)	1,380,231		*

*	Represents less than 1% of the outstanding shares.
(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)	Includes the following shares subject to stock options or restricted stock units exercisable or vesting within 60 days of July 10, 2009:

Name	Stock Options	Restricted Stock Units
F. Guillaume Bastiaens	—	4,207
Raymond F. Bentele	—	4,207
Norman B. Beug	22,500	14,458
William R. Graber	—	4,207
Robert L. Lumpkins	—	8,414
Richard L. Mack	24,057	15,773
Harold H. MacKay	21,750	4,207
David B. Mathis	20,100	4,207
William T. Monahan	—	4,207
Steven L. Pinney	22,500	14,458
James T. Prokopanko	96,078	67,752
Steven M. Seibert	—	4,207
Lawrence W. Stranghoener	31,254	20,373
All directors and executive officers as a group (21 persons)	208,073	169,899
(3)	We have included stock options and restricted stock units only if they are exercisable, or vest, within 60 days of July 10, 2009. Restricted stock units that do not vest within that period include 3,951 held by each of Messrs. Bastiaens, Bentele, Graber, MacKay, Mathis, Monahan and Seibert; 7,839 held by Ms. Cochran; 3,381 held by Mr. Frasch; 7,903 held by Mr. Lumpkins; 2,624 held by Mr. Popowich; and 973 held by Mr. Seaton.
(4)	Includes 250 shares of common stock held by Mr. Stranghoener’s three children.

Ownership of Securities by Others

We believe that, as of August 10, 2009, based on filings with the SEC, the following named organizations are the beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Cargill, Incorporated (1) 15615 McGinty Road West Wayzata, Minnesota 55391	285,759,772	64.23%

Cargill Fertilizer, Inc. 15615 McGinty Road West Wayzata, Minnesota 55391	243,972,618	54.84%

GNS I (U.S.) Corp. 15615 McGinty Road West Wayzata, Minnesota 55391	30,155,221	6.78%

(1)	Includes 30,155,221 shares of common stock held by GNS I (U.S.) Corp. and 243,972,618 shares of common stock held by Cargill Fertilizer, Inc., both of which are wholly-owned subsidiaries of Cargill, Incorporated. Throughout this Proxy Statement, we sometimes refer to Cargill, Incorporated individually and/or together with one or more of its subsidiaries and affiliates (other than us) as “Cargill.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC. We are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on a review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors, executive officers and more than 10% stockholders complied with all Section 16(a) filing requirements for our fiscal year ended May 31, 2009.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of 13 members and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years.

Four directors currently serve in the class of directors whose terms expire at the Annual Meeting. Phyllis E. Cochran, Robert L. Lumpkins, Harold H. MacKay and William T. Monahan, each of whom is currently serving in the class of directors whose terms expire at the Annual Meeting, will stand for re-election at the Annual Meeting for a three-year term expiring in 2012.

It is intended that the shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, FOR the election of Ms. Cochran and Messrs. Lumpkins, MacKay and Monahan to serve until the Annual Meeting of Stockholders in 2012, or until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote in the election.

If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.

The names of the nominees for director and of those directors continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, and their length of service on the Board are set forth below.

Nominees for Election as Class II Directors Whose Terms Expire in 2012

Phyllis E. Cochran. Age 57, director since October 2006. Ms. Cochran has served as the Senior Vice President and General Manager of the Parts Group of Navistar, Inc., formerly known as International Truck and Engine Corporation, the operating company of Navistar International Corporation, a truck and engine manufacturer, since January 2007. Previously, she served as Vice President and General Manager of the Parts Group of Navistar, Inc. from January 2004 to December 2006. She also serves on Navistar’s Executive Council. Ms. Cochran served as the Chief Executive Officer and General Manager of Navistar Financial Corporation, Navistar’s captive finance company, from December 2002 to December 2003. Since joining Navistar in 1979, she has held various positions, including Vice President of Operations at Navistar Financial Corporation and other financial management roles.

Robert L. Lumpkins. Age 65, director since January 2004. Mr. Lumpkins retired as Vice Chairman of Cargill in October 2006. Mr. Lumpkins served as Chief Financial Officer of Cargill from 1989 to 2005. Mr. Lumpkins serves as a member of the Board of Directors of Ecolab, Inc. and Webdigs, Inc. and Chairman of Black River Asset Management. He also serves on the nonprofit board of Howard University.

Harold H. MacKay. Age 69, director since October 2004. Mr. MacKay has served as Counsel to the law firm MacPherson Leslie & Tyerman LLP (“MacPherson”) in Regina, Saskatchewan, Canada since 2005. Prior to that, Mr. MacKay was a partner of MacPherson from 1969 to 2004. He served as the Clifford Clark policy advisor to the Department of Finance of Canada from 2002 to 2004 and chaired the Task Force on the Future of the Canadian Financial Services Sector in 1997 and 1998. Mr. MacKay is the non-executive Chairman of the Board of Directors of Domtar Corporation and a director of The Toronto-Dominion Bank. He previously served as a director of The Vigoro Corporation from 1994 through its acquisition by IMC Global Inc. in 1996, and served as a director of IMC Global Inc. from 1996 to October 2004. He was made an Officer of the Order of Canada in 2002.

William T. Monahan. Age 62, director since October 2004. Mr. Monahan is the retired Chairman of the Board, President and Chief Executive Officer of Imation Corporation, a developer, manufacturer, marketer and distributor of removable data storage media products and accessories, a position which he held from 1996 until his retirement in 2004. Prior to the formation of Imation, he served as Group Vice President of 3M Company (“3M”) responsible for its Electro and Communications Group, senior managing director of 3M’s Italy business and Vice President of 3M’s Data Storage Products Division. Mr. Monahan is currently a director of Hutchinson Technology Inc., Pentair Inc. and Solutia Inc.

The Board of Directors recommends a vote FOR the election of the four nominees listed above.

Class I Directors Whose Terms Expire in 2011

David B. Mathis. Age 71, director since October 2004. Mr. Mathis has served as Chairman of Kemper Insurance Companies, which has operations in commercial and personal insurance, risk management and reinsurance, since November 2003. He was both Chairman and Chief Executive Officer of Kemper between February 1996 and November 2003. Mr. Mathis has held a variety of management positions at Kemper since joining the firm in 1960. He is currently a director of Thomas Group, Inc., and serves on the Board of Trustees of Lake Forest College and as Chairman of the James S. Kemper Foundation. He previously served as a director of IMC Global Inc. from February 1995 to October 2004.

James L. Popowich. Age 65, director since December 2007. Mr. Popowich serves as a director of Climate Change Central, an organization established by the Alberta government and dedicated to the reduction of greenhouse gasses in Alberta primarily through demand side management. Mr. Popowich served as Past President of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), an industry trade association, from May 2008 through May 2009 and previously served as President of CIM from May 2007 to May 2008. He served as President and Chief Executive Officer of Elk Valley Coal Corporation (“EVCC”), a producer of metallurgical hard coking coal, in Calgary, Alberta, from January 2004 to August 2006, and also served as President of the Fording Canadian Coal Trust, a mutual fund trust that held a majority ownership interest in EVCC, from January 2004 until his retirement in December 2006. Mr. Popowich previously served as Executive Vice President of EVCC from February 2003 to January 2004.

James T. Prokopanko. Age 56, director since October 2004. Mr. Prokopanko has been our President and Chief Executive Officer since January 1, 2007. He joined us as our Executive Vice President and Chief Operating Officer in July 2006, serving in such offices until being elected President and Chief Executive Officer. Previously, he was a Corporate Vice President of Cargill from 2004 to 2006. He was Cargill’s Corporate Vice President with executive responsibility for procurement from 2002 to 2006 and a platform leader of Cargill’s Ag Producer Services Platform from 1999 to 2006. After joining Cargill in 1978, he served in a wide range of leadership positions, including being named Vice President of the North American crop inputs business in 1995. During his Cargill career, Mr. Prokopanko was engaged in retail agriculture businesses in Canada, the United States, Brazil, Argentina and the United Kingdom.

Steven M. Seibert. Age 54, director since October 2004. Mr. Seibert joined the Collins Center for Public Policy, a non-profit, non-partisan organization that seeks opportunities and takes action to improve the quality of lives of the citizens of Florida and the nation, as its Senior Vice President and Director of Policy in July 2008. Prior to joining the Collins Center, Mr. Seibert operated The Seibert Law Firm in Tallahassee, Florida from January 2003 to July 2008 and represented private and public sector clients in environmental and land use matters. He also served as the Executive Director of the Century Commission for a Sustainable Florida from 2005 until July 2008. Prior to starting a law practice, Mr. Seibert was Secretary of the Florida Department of Community Affairs from 1999 to 2003 and, before that, Mr.  Seibert served as an elected County Commissioner representing Pinellas County, Florida from 1992 to 1999.

Class III Directors Whose Terms Expire in 2010

F. Guillaume Bastiaens. Age 66, director since October 2004. Mr. Bastiaens served as Vice Chairman of Cargill from February 1998 until his retirement in September 2008. Prior to his retirement, Mr. Bastiaens was a member of Cargill’s Corporate Leadership Team since its inception in 1999 and served as a director at Cargill since 1995. He joined Cargill in 1967 and has held various leadership positions in Cargill’s processing and technology operations in Europe and the United States. Mr. Bastiaens serves as a director of Donaldson Company, Inc.

Richard D. Frasch. Age 54, director since October 2007. Mr. Frasch has served as a Senior Vice President and member of the Corporate Leadership Team of Cargill, an international provider of food, agricultural and risk management products and services, since July and April, respectively, 2008. Mr. Frasch has also served as chair of the Commodity Risk Committee and the executive supervisor of Corporate Research and Development at Cargill since June 2008, and has served on the Cargill Agricultural Supply Chain Platform since June 2008; on the Cargill Animal Protein Platform since January 2008; on Cargill’s Business Unit Strategy Working Group since June 2007; and on Cargill’s People Team since June 2006. Mr. Frasch served as a Corporate Vice President of Cargill from July 2004 until June 2008 and as a platform leader for Cargill’s Ag & Farm Platform and a member of Cargill’s Corporate Center since August 1999. Since joining Cargill in 1978, Mr. Frasch has held various positions, including President of Cargill Animal Nutrition from 1998 to 2004.

William R. Graber. Age 66, director since October 2004. Mr. Graber is the retired Senior Vice President and Chief Financial Officer of McKesson Corporation, a healthcare services company. Mr. Graber held this position since joining McKesson in February 2000 through his retirement in May 2004. From 1991 to 1999, Mr. Graber was with Mead Corporation where, prior to becoming Vice President and Chief Financial Officer, he served as Controller and Treasurer. From 1965 to 1991, Mr. Graber held a variety of financial management positions at General Electric Company. Mr. Graber currently serves as a director of Kaiser Permanente and Archimedes, Inc.

David T. Seaton. Age 48, director since April 2009. Mr. Seaton has been Senior Group President of the Energy & Chemicals, Power and Government business groups at Fluor Corporation, a professional services firm, since March 2009, and is also responsible for Fluor’s business in China and the Middle East. Prior to his appointment as Senior Group President, Mr. Seaton served as Group President of Energy & Chemicals for Fluor from February 2007 to March 2009 and as Senior Vice President and Group Executive for Fluor’s global corporate sales with geographic responsibility for the Middle East from September 2005 to February 2007. From April 2003 to September 2005, Mr. Seaton served as Senior Vice President of Fluor’s Energy and Chemicals Sales group and, since joining Fluor in 1984, Mr. Seaton has held numerous positions in both operations and sales in the United States, Europe and the Middle East, including Vice President and Managing Director of Fluor Arabia Ltd., a joint venture in Saudi Arabia.

Director Retiring From the Board at the 2009 Annual Meeting

Raymond F. Bentele. Age 72, director since October 2004. Mr. Bentele is the retired President and Chief Executive Officer of Mallinckrodt Inc., having served in that capacity from 1982 to 1992. Mr. Bentele was Executive Vice President of Mallinckrodt Group Inc. (formerly known as IMCERA Group Inc.) from 1989 until his retirement. He is also a director of the AMCON Distributing Company and previously served as a director of IMC Global Inc. from 1990 to 1991 and from June 1994 to October 2004. Mr. Bentele will retire from our Board of Directors at the conclusion of the Annual Meeting. Our Board of Directors, in accordance with our Bylaws, presently intends to reduce the size of our Board of Directors to 12 upon Mr. Bentele’s retirement.

CORPORATE GOVERNANCE

Our Board of Directors oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management. Our Board currently consists of thirteen members and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years.

Board Independence

Because more than 50% of our voting power is held by Cargill, we have opted to be treated as a “controlled company” for purposes of the NYSE listing standards. As a result, the NYSE listing standards do not require our Board to be comprised of at least a majority of independent directors, or our Corporate Governance and Nominating Committee or our Compensation Committee to be comprised entirely of independent directors.

The NYSE listing standards do, however, require our Audit Committee to be comprised entirely of independent directors. The NYSE listing standards also require our Board to make a formal determination each year as to which Mosaic directors are independent.

In addition to meeting the minimum standards of independence adopted by the NYSE, no director qualifies as “independent” under the NYSE listing standards unless our Board affirmatively determines that the director has no material relationship with us.

Our Board has adopted Director Independence Standards setting forth specific criteria by which the independence of our directors will be determined. These criteria include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption.

Our Board is comprised of a majority of directors who are independent within the meaning of the NYSE listing standards. Our Audit Committee is comprised solely of directors who are independent. The Chair and a majority of the members of our Compensation Committee and of our Corporate Governance and Nominating Committee are independent.

Our Board has determined that Raymond F. Bentele, Phyllis E. Cochran, William R. Graber, Harold H. MacKay, David B. Mathis, William T. Monahan, James L. Popowich, David T. Seaton and Steven M. Seibert have no material relationships with us, satisfy all of the additional standards of independence included in our Director Independence Standards and are independent. In making the independence determinations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management. James T. Prokopanko is not independent because he is our current President and Chief Executive Officer. Robert L. Lumpkins, our Chairman of the Board, is not independent because he previously served as Vice Chairman and Chief Financial Officer of Cargill. F. Guillaume Bastiaens is not independent because he previously served as Vice Chairman of Cargill. Richard D. Frasch is not independent because he is currently an executive of Cargill.

Committees of the Board of Directors

The Board has five standing committees, including the Executive Committee, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Environmental, Health and Safety Committee, each of which plays a significant role in the discharge of the Board’s duties and obligations. Until December 2008, the Board also had a Special Transactions Committee. Following the expiration of the Investor Rights Agreement with Cargill in October 2008, the Special Transactions Committee was disbanded in December 2008 and its obligations with regard to review of certain transactions with Cargill were assumed by a subcommittee of the Corporate Governance and Nominating Committee (the “Cargill Transactions Subcommittee”). The membership of each committee is set forth below. All of the members of the Audit Committee as well as the Chairs of the Compensation Committee and of the Corporate Governance and Nominating Committee are independent under NYSE listing standards. Each of the committees routinely meets in private session without the Chief Executive Officer (“CEO”) or other members of management in attendance. Each of the five committees operates under a written charter. The charters are available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption and are available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

Executive Committee

Members:	Robert L. Lumpkins, Chair William R. Graber Harold H. MacKay	William T. Monahan James T. Prokopanko

The Executive Committee is comprised of five directors. It did not meet during our 2009 fiscal year. The Executive Committee is responsible for acting on matters requiring action between Board meetings when it is unnecessary or impractical to convene the full Board, as determined by the Chair of the committee.

Audit Committee

Members:	William R. Graber, Chair Raymond F. Bentele Phyllis E. Cochran	David B. Mathis William T. Monahan David T. Seaton

The Audit Committee is comprised of six directors. It met eight times during our 2009 fiscal year. The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the NYSE and the SEC. The Board has further determined that William R. Graber is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated by the SEC. The responsibilities of the Audit Committee include, among other things:

•	the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;

•

reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor (or other personnel responsible for the internal audit function);

•	reviewing the internal audit plan and audit results;

•	reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm; and

•

reviewing with the independent registered public accounting firm and management the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports.

Compensation Committee

Members:	William T. Monahan, Chair F. Guillaume Bastiaens Phyllis E. Cochran	David B. Mathis James L. Popowich

Our Compensation Committee is comprised of five directors. Only directors who are not officers or employees of ours serve on our Compensation Committee. Although Mr. Bastiaens, a current member of our Compensation Committee, is not an officer or employee of ours, as discussed above under “Board Independence,” he is a former Vice Chairman of Cargill and is therefore not independent within the meaning of the listing standards of the NYSE. All of the other four members of our Compensation Committee, including its Chair, are independent. Our Compensation Committee met eight times during our 2009 fiscal year.

Our Compensation Committee, among other responsibilities, is responsible for:

•	CEO Compensation:

•	Reviewing and recommending to our Board the amount and nature of direct compensation paid to our CEO; and

•	Establishing the amount and nature of benefit programs for our CEO.

•	Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.

•	Severance, Change-in-Control and Other Termination Arrangements:

•	Reviewing and recommending to our Board the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;

•	Establishing any change-in-control and other termination arrangements for our other executive officers; and

•	Adopting appropriate forms of agreements reflecting such arrangements.

•	Incentive Plans:

•	Reviewing and recommending to our Board any performance goals, thresholds and maximum payout percents under cash and equity incentive plans for executive officers;

•	Recommending to our Board awards under these plans to our CEO; and

•	Approving awards under these plans to our other executive officers.

•	Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.

Our Compensation Committee’s charter provides that it may delegate its authority to a subcommittee of its members. Our Compensation Committee also may delegate its authority when authorized to do so by one of our compensation plans. Our 2004 Omnibus Stock and Incentive Plan expressly permits the Committee to delegate authority as it deems appropriate. As described under “Policy on Deductibility of Compensation” in our Compensation Discussion and Analysis on page 38, our Compensation Committee has delegated to a subcommittee composed of its independent directors the authority to make decisions which Section 162(m) of the Internal Revenue Code requires to be made by outside directors in order for our annual compensation to certain executive officers in excess of $1 million to be deductible by us for federal income tax purposes as performance-based compensation. Our Compensation Committee has also from time to time delegated authority to its Chair to review and approve particular matters, including services and fees of its independent compensation consultant, as discussed under “Independent Compensation Consultant,” and a final review of long-term incentive awards immediately prior to their date of grant with authority to determine that grants, as previously approved by the Compensation Committee, should not be made without further consideration by our Compensation Committee, as discussed under “Compensation Components and Process – Long-Term Incentives,” both in our Compensation Discussion and Analysis.

Additional information about our Compensation Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under the titles “Role of Executive Officers in Compensation Decisions,” “Independent Compensation Consultant,” and “Compensation Components and Process.”

Corporate Governance and Nominating Committee

Members:	Harold H. MacKay, Chair Raymond F. Bentele Richard D. Frasch	William R. Graber Robert L. Lumpkins Steven M. Seibert

The Corporate Governance and Nominating Committee, which is comprised of six directors, including four independent directors, met six times during our 2009 fiscal year. As discussed above under “Board Independence,” Mr. Lumpkins is not independent because he previously served as Vice Chairman and Chief Financial Officer of Cargill, and Mr. Frasch is not independent because he is an executive of Cargill.

The responsibilities of the Corporate Governance and Nominating Committee include, among other things:

•	recommending to the Board a set of corporate governance principles applicable to us and providing ongoing oversight of governance;

•	recommending to the Board nominees for director;

•	recommending to the Board all committee assignments;

•	developing a compensation and benefits program for the Board;

•	overseeing the Board and committee annual evaluation process;

•	reviewing and approving certain transactions involving related persons; and

•	reviewing the succession plan for the CEO.

Environmental, Health and Safety Committee

Members:	F. Guillaume Bastiaens, Chair Richard D. Frasch	James L. Popowich Steven M. Seibert

The Environmental, Health and Safety (“EHS”) Committee, which is comprised of four directors, including two independent directors, met five times during our 2009 fiscal year.

The responsibilities of the EHS Committee include, among other things:

•	reviewing policies relating to EHS matters and our objectives and plans for implementing EHS policies, procedures and practices;

•	overseeing our monitoring and enforcement of EHS policies and related procedures and practices;

•	reviewing with management the scope and plans for conducting audits of our EHS performance and the results of the audits;

•	reviewing our compliance with applicable laws, regulations and our EHS policies;

•	reviewing with management significant public policy, legislative, regulatory, political and social issues and trends that may impact us;

•	reviewing and monitoring environmental risks; and

•	reviewing environmental and safety incidents.

Policies Relating to the Board of Directors

Nomination and Selection of Directors

The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways. Periodically the Corporate Governance and Nominating Committee solicits input on potential director candidates from committee and Board members. From time to time the Corporate Governance and Nominating Committee may also identify candidates from other sources, including through consultations with senior management and through the assistance of director search firms. Prior to each annual meeting of stockholders, the Corporate Governance and Nominating Committee will evaluate director candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.

Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees, the full text of which is available on our website www.mosaicco.com under the “Investors – Corporate Governance” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. The remainder of the requirements of the advance notice procedures with which a notice of nomination must comply are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2010 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.

All director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the director qualifications set forth in our Corporate Governance Guidelines, including:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquisitive and objective perspective; and

•	practical wisdom and mature judgment;

•	Broad experience at the policy-making level in business, agriculture, government, academia or technology;

•

Expertise that is useful to us and complementary to the background and experience of other Board members, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance;

•	Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders;

•	Commitment in advance of necessary time for Board and committee meetings;

•	Diversity, in its broadest sense, reflecting, but not limited to, geography, gender and ethnicity; and

•	A personality reasonably compatible with the existing Board members.

The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption and is available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

Private Sessions of Nonmanagement Directors

The non-management directors meet in private session at each regular Board meeting without the CEO or other members of management in attendance. Our Chairman of the Board, Robert L. Lumpkins, presides at these sessions. In addition, our independent directors meet separately in executive session without the presence of any other non-management directors at least annually.

Compensation of Directors

Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Our Corporate Governance and Nominating Committee routinely seeks information from management on matters for consideration by our Corporate Governance and Nominating Committee. Our Executive Vice President, General Counsel and Corporate Secretary attends meetings of our Corporate Governance and Nominating Committee but is not generally present during executive sessions. In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Based upon its review, the Corporate Governance and Nominating Committee makes recommendations to the full Board regarding director compensation. Neither the Corporate Governance and Nominating Committee nor Mosaic on its behalf has retained a compensation consultant for the purpose of structuring or evaluating director compensation.

Employee Directors. Employee directors (currently Mr. Prokopanko) receive no fees or remuneration for service on the Board or any committee of the Board.

Attendance

Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with our executive officers and others regarding our business and affairs. Our full Board held six regular and one special meetings during our 2009 fiscal year. Each director was present for at least 90% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during our 2009 fiscal year subsequent to the election of such director to the Board.

The directors nominated for election or re-election to the Board at an annual meeting of stockholders are expected to attend that annual meeting. All other directors are encouraged to attend. Last year, all 12 of our then serving directors attended the 2008 Annual Meeting of Stockholders.

Retirement from the Board

The Board has a retirement policy which provides that a non-employee director will voluntarily retire from the Board by submitting a letter of resignation to the Chairman to be effective not later than the date on which our Annual Meeting of Stockholders is to be held during the calendar year in which the non-employee director has attained or will attain the age of 72. A director who meets this criteria shall submit his or her letter of resignation without regard to the term for which he or she was previously elected to the Board. In addition, it is the policy of the Board that employee-directors (other than the CEO) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any nonemployee director or the CEO of Mosaic submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board shall accept or reject the resignation based on the best interests of Mosaic.

Communications with the Board

The Corporate Governance and Nominating Committee believes that accessibility to the members of the Board is an important element of our corporate governance practices and has adopted a policy regarding communications with the Board. Our Board has ratified this policy. The policy sets forth the methods of communication with the Board as a whole and with individual directors. Pursuant to the policy, our Executive Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and the Board.

Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Executive Vice President, General Counsel and Corporate Secretary. They may:

•	contact our Board via our toll-free telephone number at (800) 461-9330 inside the United States, or call collect to (720) 514-4400 outside the United States;

•

send written communication in care of our Executive Vice President, General Counsel and Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441;

•	send e-mail messages to our Board, including the presiding director of our nonmanagement directors or the nonmanagement directors as a group, to directors@mosaicco.com; or

•	send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.

Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.

It is the responsibility of our Executive Vice President, General Counsel and Corporate Secretary to process in a timely manner each communication from stockholders or other interested parties and to forward such communications:

•	for communications addressed to the Board of Directors as a whole, to the Chairman of the Board;

•

for communications to the presiding director of the nonmanagement directors’ private sessions or the nonmanagement directors as a group, to the director designated by the Corporate Governance and Nominating Committee;

•	for communications addressed to a committee of the Board, to the chair of such committee;

•	for communications addressed to an individual director, to such named director; and

•	for communications relating to accounting, internal accounting controls or auditing matters, to the members of the Audit Committee.

“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.

Our Executive Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories. In that case, he will provide a copy of the original communication to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) and advise him of any action taken with respect to the communication:

•	routine questions, complaints and comments that management can appropriately address;

•	routine invoices, bills, account statements and related communications that management can appropriately address;

•	surveys and questionnaires; and

•	requests for business contacts or referrals.

Our Executive Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Chairman of the Board for handling.

Our Executive Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, will maintain a summary log of all communications (other than those excluded as described above), and on a periodic basis will provide to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) a copy of all log entries made (to the extent any communications have been received) since the immediately preceding report was provided to him. Our Executive Vice President, General Counsel and Corporate Secretary will promptly provide to any director, upon his or her request, a copy of any part, or all, of the log.

Any director receiving such communications may, at his or her discretion, forward copies of any such communications to any other directors, any Board committee, the other non-employee directors or the entire Board for information and/or action as deemed appropriate.

The full text of our policy regarding stockholder communications with the Board of Directors is available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption.

Policy and Procedures Regarding Transactions with Related Persons

Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption.

This policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family.

Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, or in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.

In addition, with respect to agreements, transactions or relationships involving Cargill, our Related Person Transactions Approval Policy applies to the following:

•

Any agreement, transaction or other relationship involving payments by us or Cargill in excess of $5 million per year, except arms’ length product sales agreements involving the purchase or sale of goods or services in the ordinary course of business;

•	Any agreement, transaction or other relationship entered into by us and Cargill other than in the ordinary course of business, irrespective of the amount of payments to be made thereunder;

•	Any agreement having a term greater than one year, unless we are able to terminate such agreement for convenience without penalty on no more than 120 days written notice;

•	Any license or other arrangement involving any of our material intellectual property;

•

Any renewals, extensions or amendments to any agreements previously requiring approval by a Board committee, unless, following such renewal, extension or amendment, such agreement, taken as a whole, is no less favorable in all material respects to us and our stockholders in the aggregate than such agreement was prior to such renewal, extension or amendment;

•

Any renewals, extensions or amendments to any agreements that did not previously require approval by a Board committee if, following such renewal, extension or amendment, such agreement, taken as a whole, would otherwise require approval by the Cargill Transactions Subcommittee; and

•

Any other agreement, transaction or relationship entered into other than in the ordinary course of business (e.g., reverse stock split, business combination, etc.), unless another Board committee comprised solely of independent directors is authorized by the Board to review and approve such agreement, transaction or relationship.

Related person transactions under the policy do not include:

•

Any transaction between us and Cargill that does not fall within one of the specific categories of agreements, transactions or relationships listed above, the review and approval of which has been delegated to an internal committee comprised of senior managers, with such committee being required to provide periodic reports to the Cargill Transactions Subcommittee regarding the transactions it has reviewed;

•

Any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees;

•

Any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees; or

•	Indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person.

In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•

Whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•	Whether there are demonstrable business reasons for us to enter into the related person transaction;

•	Whether the related person transaction could impair the independence of a director under our Director Independence Standards;

•

Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•	Whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.

Any member of our Corporate Governance and Nominating Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related person transaction, but may, if so requested by the Chair of the Corporate Governance and Nominating Committee, participate in some or all of the Corporate Governance and Nominating Committee’s discussions of the related person transaction. Any related person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest. In the case of related person transactions involving Cargill, our Corporate Governance and Nominating Committee has established the Cargill Transactions Subcommittee, comprised solely of independent directors, to avoid any conflict of interest that otherwise could exist by reason of certain directors presently or formerly employed by Cargill participating in the review and approval of those transactions.

Code of Business Conduct and Ethics

Our Board of Directors and management are dedicated to sound corporate governance principles. Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Corporate Governance” caption and is available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion should be read in conjunction with the various tables and accompanying narratives appearing in this Proxy Statement under “Executive Compensation Tables” beginning on page 42. Those tables and narratives provide more detailed information regarding the compensation and benefits awarded to, earned by or paid to our Chief Executive Officer and President (“CEO”) and the other executive officers named in the Fiscal 2009, 2008 and 2007 Summary Compensation Table on page 42 (collectively, the “Named Executive Officers”), as well as the compensation programs in which the Named Executive Officers are eligible to participate.

Overview

The following provides a brief overview of the more detailed disclosures set forth in our Compensation Discussion and Analysis:

•

Our Compensation Committee and our management establish our compensation philosophy. Our compensation philosophy seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value.

•	Our Compensation Committee also oversees the design and administration of our compensation program for executive officers and other key employees.

•

We provide our executive officers with the following principal types of compensation: base salary, annual incentives and long-term incentives, as well as benefit programs designed to attract and retain employees in a competitive marketplace for executive talent.

•

We target compensation for our executive officers to be competitive with the evolving practices of the companies with which we believe we compete for executive talent. The pay positioning of individual executive officers is established based on the judgment of our Compensation Committee and/or Board about these competitive market practices as well as other factors they believe to be relevant.

•

Our Compensation Committee seeks input and recommendations from management as well as advice and recommendations from Hay Group, Inc., the independent compensation consultant retained by our Compensation Committee.

•

We embrace a pay-for-performance philosophy for our executive officers, in which incentive compensation represents a large portion of potential compensation. Our annual incentive compensation program ties payouts to achievement of annual goals, while our long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.

Role of Our Compensation Committee in Executive Compensation

The Compensation Committee of our Board is responsible for establishing with our management the compensation philosophy of Mosaic. It is also responsible for overseeing the design and administration of our compensation programs for our executive officers, as well as other key employees designated by our Compensation Committee. Among other responsibilities of our Compensation Committee under its charter are:

•	CEO Compensation:

•	Reviewing and recommending to our Board the amount and nature of direct compensation paid to our CEO; and

•	Establishing the amount and nature of benefit programs for our CEO.

•	Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefits for our other executive officers.

•	Severance, Change-in-Control and Other Termination Arrangements:

•	Reviewing and recommending to our Board the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;

•	Establishing any change-in-control and other termination arrangements for our other executive officers; and

•	Adopting appropriate forms of agreements reflecting such arrangements.

•	Incentive Plans:

•	Reviewing and recommending to our Board any performance goals, thresholds and maximum payout percentages under cash and equity incentive plans for executive officers;

•	Recommending to our Board awards under these plans to our CEO; and

•	Approving awards under these plans to our other executive officers.

•	Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.

Our Compensation Committee’s charter provides it with the authority to retain counsel and other experts and consultants as appropriate to discharge its duties and responsibilities. Our Compensation Committee has sole authority to select, retain and terminate our independent compensation consultant and to approve the consultant’s fees and other retention terms.

Our Compensation Committee’s decisions are based on its understanding of Mosaic, our long-term strategies and the market for comparable positions, as well as its knowledge of the capabilities and performance of our executives.

Compensation Philosophy and Objectives

Our underlying philosophy in designing compensation policies and programs is to align our strategic interests with our stockholders’ interests and to optimize our ability to attract, retain and motivate key executives to create stockholder value. Within this overall compensation philosophy, the specific objectives set by our Compensation Committee are:

•	Total direct compensation will be established around the median of the competitive market, with the ability to earn more for superior performance; and

•	Actual compensation will be positioned relative to market, as appropriate, based on Mosaic’s performance and the individual’s performance.

We believe that directly linking compensation to achievement of the business priorities that our Board has established best serves stockholder interests and creates stockholder value. We believe that this occurs both by motivating our key executives to achieve those business priorities and by attracting and retaining key executives by affording them the opportunity to impact their total compensation. We intend that total compensation to employees, including base salary, annual incentives, long-term incentives and benefits, be consistent with the compensation philosophy adopted by our Compensation Committee described above.

Compensation to our executive officers consists of:

•	Direct compensation:

•	base salary to provide a fixed compensation level competitive in the marketplace;

•	annual cash incentives to motivate short-term performance against specified financial targets;

•	long-term incentives to link management compensation to stockholder returns; and

•	Benefit programs designed to attract and retain employees in a competitive marketplace for executive talent:

•	health care, such as group life, health and disability insurance programs that are generally available to salaried employees;

•	retirement programs that are generally available to salaried employees;

•	deferred compensation programs that are generally available to key employees;

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perquisites, generally consisting of executive physicals, financial and tax planning, relocation and education assistance and spouse travel designed to optimize the ability of our executives to devote their attention to our affairs and/or to facilitate accomplishment of our business objectives; and

•	severance and change-in-control agreements designed to provide protection against job loss due to reasons beyond the executive’s control.

We discuss the separate components of our compensation to our executive officers in more detail under “Compensation Components and Process” on page 24 below.

Benchmarking

We benchmark our executive compensation against a comparison group of what we consider to be peer companies, which we refer to as our comparator group. We use information about our comparator group’s compensation practices as a significant tool in our assessment of the competitiveness of our executive compensation programs. For executives outside the United States, our Compensation Committee may also consider broader local market data if it believes that the comparator group data may not adequately reflect the competitive marketplace for executive talent in which the executive is employed. We also review, from time to time, other market data and information that is available publicly and consider other reputable surveys and information and broader market trends in making decisions that we believe are in our best interests and those of our stockholders.

Our Compensation Committee selects the components of our comparator group, with the assistance of our management and our Compensation Committee’s independent compensation consultant. The comparator group consists of fertilizer, general agricultural, mining and chemical companies that we believe comprise a reasonably representative sample of the companies with which we compete for executive talent. Our Compensation Committee, with the advice of its independent compensation consultant and recommendations of our CEO and our Vice President – Human Resources, reviews the composition of our comparator group annually. Criteria used by our Compensation Committee in its review include, among other factors, comparability of size (primarily based on revenue, as well as market capitalization and assets), industry, international geographic scope and complexity of business. Our comparator group is comprised of the following companies:

COMPARATOR GROUP

Agrium Inc.

Air Products & Chemicals, Inc.

Ashland Inc.

Baker Hughes Incorporated

Bunge Limited

Celanese Corp

CF Industries Holdings, Inc.

CNH Global N.V.

Deere & Company

Eastman Chemical Company

Ecolab, Inc.

Freeport-McMoRan Copper & Gold Inc.

MeadWestvaco Corporation

Monsanto Company

NOVA Chemical Company

Peabody Energy Corporation

Potash Corporation of Saskatchewan Inc.

PPG Industries, Inc.

Praxair, Inc.

Rohm and Haas Company

In setting executive pay, we target compensation to be competitive with the evolving practices of our comparator group. The pay positioning of individual executive officers varies based on our Compensation Committee’s and/or Board’s judgment regarding such factors as they determine to be relevant. Historically, factors our Compensation Committee and/or Board commonly considered in particular cases have included the executive officer’s competencies, skills, experience, compensation history including the historic practices of our predecessor companies, performance, level of responsibilities compared to comparator group levels, and competitive compensation in the locale in which the executive is employed, as well as our organizational structure and internal pay relationships.

Role of Executive Officers in Compensation Decisions

Our compensation practices are the result of a continuing interaction between our Compensation Committee and management. It is the role of management to operate the business and the role of our Board and Compensation Committee to oversee management’s actions. Our CEO and our Vice President – Human Resources generally attend meetings of our Compensation Committee. They are not generally present during executive sessions and they do not participate in the deliberations regarding their own compensation.

Our Compensation Committee routinely seeks advice and recommendations from management on matters for consideration by our Compensation Committee because management’s role in operating the business includes attracting, retaining and motivating our workforce and focusing our workforce’s attention on our established goals. These matters include compensation philosophy and program design, as well as specific recommendations for executive compensation. Management’s advice and recommendations are primarily formulated by our Human Resources Department, with the oversight of our CEO, our Vice President – Human Resources and our Executive Vice President, General Counsel and Corporate Secretary. Management’s advice and recommendations reflect, among other things, an ongoing dialog among the members of our Compensation Committee, our Board and management and input from the independent compensation consultant retained by our Compensation Committee.

Our CEO, Vice President – Human Resources and independent compensation consultant annually review with the Committee and the Chairman of our Board the compensation of each executive officer (other than our CEO) and present compensation recommendations to our Compensation Committee. Our Compensation Committee reviews these recommendations against our stated compensation philosophy and past performance, and exercises its discretion in adopting or changing its compensation decisions or its recommendations to the full Board for its review, discussion and approval.

Our Compensation Committee annually reviews and recommends to the Board for approval corporate goals and objectives relevant to the compensation of our CEO and the direct compensation of our CEO based on his performance evaluation. The Chairman of our Board and the other non-employee directors participate with our Compensation Committee in reviewing the performance of our CEO. Our Compensation Committee also reviews and recommends to the full Board for approval the levels of compensation payable under any employment, severance, change-in-control or similar compensation arrangements for our CEO, and approves benefits and the forms of any compensation agreements for our CEO.

Independent Compensation Consultant

Hay Group Inc. is our independent compensation consultant. Hay Group furnishes independent data and advice to our Compensation Committee, and regularly attends and participates in its meetings as requested by our Compensation Committee. Their engagement includes, among other matters:

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ongoing review of existing programs and levels of compensation to ensure market competitiveness (including, among other matters, compilations of data regarding compensation practices of our comparator groups and other companies, information regarding other market practices, as well as current practices and evolving trends in executive compensation);

•	recommendations for the design of our executive management compensation and severance and change-in-control policies based on all relevant factors;

•	advice and consultation on our reward philosophy;

•	advice on the composition of our comparator group;

•	advice on our Compensation Discussion and Analysis;

•	advice on specific matters under consideration by our Compensation Committee;

•	furnishing the Compensation Committee with the most current market data on matters under review; and

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furnishing management with advice and information with respect to preparation and validation of materials and recommendations relating to compensation prepared by management for our Compensation Committee or Board.

In accordance with our Compensation Committee’s charter, the Committee or its Chair retains, and approves the services of and fees to, Hay Group. Hay Group also has access to and works with management regarding relevant aspects of Hay Group’s engagement, including understanding our strategy, structure, how work processes and culture will impact the formulation and implementation of compensation philosophy, comparator groups, competitive pay positioning, specific executive compensation philosophies and other matters.

Compensation Components and Process

The primary elements of our direct compensation programs for executives are: (1) base salary, (2) annual incentives and (3) long-term incentives. In order to attract, retain and motivate employees who add distinctive value to Mosaic, our compensation focus includes all three of these elements of total compensation.

We intend our compensation programs to be competitive in the industries and areas in which we compete for talent and to reflect the scope and responsibilities of the executive’s role. We design our programs to reward performance, with both annual and long-term incentives directly linked to performance of the individual, the business unit, the overall organization and/or our stockholder value. All performance measures are aligned with our business goals. Our Compensation Committee also considers the annual reviews of an executive officer’s performance in setting or recommending to our Board the direct compensation of the executive officer for each fiscal year. In addition, in fiscal 2009, our Compensation Committee initiated the use of “tally sheets” to enhance its understanding of the overall level of all compensation, direct and indirect, current and deferred, for executive officers and key employees.

In addition to direct compensation, we also have agreements with our executive officers that furnish them protection in connection with severance and changes-in-control. Our executive officers are also entitled to participate in employee benefit plans.

The elements of direct compensation, severance and change-in-control provisions and employee benefit plans are discussed in more detail in the following paragraphs:

Base Salary. We establish base salary levels for executive officers based on our Compensation Committee’s review of performance, market trends and surveys of comparator group compensation levels. Our Compensation Committee also considers other factors, including broader local market data for executives outside the United States, as discussed above under “Benchmarking.” Our Compensation Committee reviews base salary levels annually, but adjustments to individual base salaries are not automatically made on an annual basis. We discuss the base salaries of our Named Executive Officers in more detail under “CEO Compensation” on page 36 below and “Increases in Other Named Executive Officers’ Compensation in Fiscal 2009” on page 37 below.

Annual Incentives. For our fiscal year ended May 31, 2009 or fiscal 2009, annual incentives for key managers, including executive officers, consisted of awards under our Management Incentive Plan and a separate discretionary short-term incentive payout established by our Board and Compensation Committee for a broad group of employees, including key managers.

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Management Incentive Plan. Our Management Incentive Plan was established pursuant to our 2004 Omnibus Stock and Incentive Plan, which we refer to as our Omnibus Incentive Plan. Participants are eligible for annual cash incentive compensation based upon the attainment of pre-established business and/or individual performance goals.

Under the plan, our Compensation Committee establishes an individual target annual incentive amount for each participant based on the same types of factors as are used for setting base salary. Our Compensation Committee reviews target percentages annually. Target annual incentive awards for the Named Executive Officers for fiscal 2009 were as follows:

Named Executive Officer	Target as a Percent of Base Salary	Target in Dollars
James T. Prokopanko	110%	$990,000
Lawrence W. Stranghoener	75%	405,000
Richard L. Mack	65%	279,500
Norman B. Beug	65%	228,256
Steven L. Pinney	65%	256,750

Our Board of Directors, after recommendations by our Compensation Committee, pre-establishes performance goals under the program for our executive officers each fiscal year. Because of the changes in our leadership that occurred in 2007 and the evolution of our strategic direction, for fiscal 2009 our Compensation Committee, upon the recommendation of management, engaged in a comprehensive review of our Management Incentive Plan design. As a result of this review, our Board, upon the recommendation of the Compensation Committee, modified the plan performance metrics for fiscal 2009 to better align the plan with our short-term and long-term business strategy, including growth in revenue and operating earnings. As a result, for fiscal 2009 the performance goals were measured against our attainment of the following performance measures:

•	operating earnings determined in accordance with generally accepted accounting principles in the United States as reported in our consolidated financial statements; and

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average working capital, defined as the arithmetic average of working capital determined as of each month-end financial close for the months ended May 31, 2008 through May 31, 2009. Working capital is the sum of accounts receivable, inventory and supplier pre-payments less accounts payable and accruals and customer pre-payments, each as determined in accordance with generally accepted accounting principles in the United States.

For our fiscal year ended May 31, 2008, or fiscal 2008, our performance measures were:

•	operating plus equity in net earnings of nonconsolidated companies, which we referred to as operating and equity earnings; and

•	net cash flow, defined as net cash provided by operations plus proceeds from the sale of assets and minus capital expenditures.

Our Compensation Committee chose to eliminate equity earnings as a component of the operating earnings measure because equity earnings are from investments in which we have an ownership stake of 50% or less, as a result of which management has less ability to influence equity earnings in the short-term. Our Compensation Committee replaced the former net cash flow measure in favor of the average working capital measure because the Committee believed that the average working capital measure:

•	more directly focuses on key areas that management can impact in the short-term such as inventory, accounts receivable and accounts payable;

•	requires effective management of asset utilization and balance with the operating earnings measure;

•	requires continuous focus on working capital levels through the year rather than only at year-end; and

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promotes attention to budgeted capital expenditure levels and efficiency as we transitioned from our former goal of generating cash to reduce our level of indebtedness which we completed in fiscal 2008 to reinvesting in and growing our business.

Our Compensation Committee also believed that the combination of the operating earnings measure and the average working capital measure included most of the significant components of the former net cash flow measure and promotes management attention to generating cash flows from operating activities.

For fiscal 2009, the weightings of the performance measures varied by role. For Corporate executive officers (those who were not leaders of our business segments), these performance measures were based on the operating earnings and average working capital of Mosaic and our consolidated subsidiaries. The performance measures for executive officers who were leaders of our business segments were based partly on consolidated results and partly on operating earnings and average working capital of their business segments. The following table shows the weightings of each measure for awards to our Corporate executive officers and for executive officers who are leaders of our business segments:

Role	Corporate Performance Measures		Business Unit Performance Measures
	Operating Earnings	Average Working Capital	Business Unit Operating Earnings	Business Unit Average Working Capital
Corporate Executive Officers	80%	20%	—	—
Business Unit Leaders	48%	12%	32%	8%

We increased the weighting of the operating earnings measure for fiscal 2009 to 80% compared to 50% for the operating and equity earnings measure used for fiscal 2008 in order to emphasize our focus on profitability and the alignment of the plan with the interests of our stockholders. The increased focus on the operating earnings measure reflected, in part, the significant opportunities to increase revenues and earnings in our then-current market environment and our determination to balance constraints on growth in revenues and earnings that could result from an excessive focus on minimizing working capital with our long-term goal of optimal working capital management, which we believe is important in the cyclical market in which we operate.

Our Compensation Committee believed that the revised measures and their respective weightings would also encourage management to optimize working capital at a level that would maximize operating earnings.

The factors our Compensation Committee considered in determining the level of performance at which an individual’s payout would equal that individual’s target annual incentive amount for fiscal 2009 continued to include budgeted levels for the relevant performance measure as in fiscal 2008, but our Compensation Committee also considered other factors. These factors included, for the operating earnings measure, analysts’ expectations for Mosaic and its competitors and a level of return on invested capital that the Committee deemed appropriate, and for the average working capital measure included our budgeted sales growth rate. Our Compensation Committee believed that consideration of analysts’ expectations and return on invested capital would more effectively align our annual incentive compensation with stockholder interests, while consideration of the budgeted sales growth rate would facilitate a focus on optimizing rather than merely minimizing working capital levels.

We established a minimum level for both the operating earnings measure and the average working capital measure at which payments begin. In addition, the plan set a separate threshold of $2.5 billion of consolidated operating earnings below which no payout would be made under the average working capital measure. That threshold level of operating earnings necessary for a payout under the working capital measure was lower than the minimum level of operating earnings necessary for a payout under the operating earnings measure. We set the threshold of operating earnings that was necessary for a working capital measure payout at a level lower than the minimum level of operating earnings necessary for a payout under the operating earnings measure in order to help provide a continued performance incentive to participants for optimizing our working capital levels if volatility in the agricultural markets and raw materials prices were to adversely affect the operating earnings measure.

We also established a maximum payout percent for both the operating earnings measure and the average working capital measure of 225%. Our Compensation Committee intended that the fiscal 2009 maximum payout level of 225% for both the operating earnings measure and the average working capital measure be essentially the same in total as the fiscal 2008 maximum payout levels of 200% for the operating and equity earnings measure and 250% for the net cash flow measure. We believed that the 225% maximum level was appropriate for fiscal 2009 in order to help motivate employees to capture the benefit of the then-current exceptional agricultural market opportunities for our stockholders, and also to provide an incentive opportunity that was more consistent with prior year awards. For fiscal 2010, we lowered our maximum level to 200%, which we believe to be in better alignment with the practices of our comparator group. In order to further motivate extraordinary efforts by employees to exceed the target level for operating earnings and align the interests of our employees with those of our stockholders, our Compensation Committee set the rate of increase in the payout for improvements in operating earnings at a greater level once we achieved the target level of operating earnings.

The following charts show the fiscal 2009 payout percentages based on varying degrees of attainment of the Corporate, Phosphates Business Segment and Potash Business Segment performance measures ($ in millions):

Corporate Performance Measures

Phosphates Business Unit Performance Measures

Potash Business Unit Performance Measures

For fiscal 2009, we did not pay any incentive compensation under the Management Incentive Plan because the threshold for operating earnings was not achieved.

The amounts awarded to each Named Executive Officer for fiscal 2008 and our fiscal year ended May 31, 2007, or fiscal 2007, are included in the “Non-Equity Incentive Plan Compensation” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table.

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Discretionary Short-Term Incentive Payout for Fiscal 2009. Although we did not achieve the ambitious level of operating earnings that we set for ourselves at the beginning of fiscal 2009 for any payout under the Management Incentive Plan, our Board and Compensation Committee believed that we were successful in a number of key areas, listed below, despite the extreme challenges in the world economy and our industry. As a result, in July 2009, our Board authorized a discretionary short-term incentive payout for fiscal 2009 to Mr. Prokopanko in the amount of $300,000 and our Compensation Committee established a separate discretionary short-term incentive pool for fiscal 2009 in an aggregate amount of $5.5 million for more than 5,500 employees, including management employees in all business groups and non-management employees in our Corporate, Phosphates and Offshore business segments. Non-management employees in our Potash business segment, who received incentive payouts for fiscal 2009 under an employee incentive plan, were not eligible to participate in this discretionary incentive pool. Out of this $5.5 million pool, approximately $865,000 was allocated among executive officers and other key employees by our Compensation Committee and the remaining $4.65 million was allocated among other eligible employees. The table below sets forth the amounts of the discretionary bonuses for fiscal 2009 allocated to the Named Executive Officers from this pool:

Named Executive Officer	Amount
Lawrence W. Stranghoener	$150,000
Richard L. Mack	150,000
Norman B. Beug	70,000

Our Compensation Committee made no discretionary short-term incentive payout to Steven L. Pinney, our former Senior Vice President – Phosphate Operations and Supply Chain, because his retirement package, described under “Retirement Package” below, included all matters relating to his retirement.

Our Board and Compensation Committee established the discretionary short-term incentive pool and the amounts of individual awards to the Named Executive Officers based on their judgment about an appropriate level of awards consistent with our compensation philosophy and in light of our accomplishments as a company during the fiscal year and individual contributions to those accomplishments. Factors considered by our Board and Compensation Committee included that:

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We achieved record net earnings of approximately $2.4 billion for fiscal 2009, were successful in generating and conserving cash, and further strengthened our balance sheet, with approximately $2.7 billion of cash and cash-equivalents at fiscal year-end, despite the global economic turmoil and weak near-term market conditions in the crop nutrients industry. Management responded to these challenges in a timely and effective manner by reducing production and managing costs even when those decisions negatively affected achievement of the threshold for payouts under the Management Incentive Plan; and

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We achieved a number of significant successes during the fiscal year, including the sale of our interest in Saskferco Products ULC, a non-core joint venture, for approximately $750 million, a special dividend from our non-U.S. subsidiaries to our U.S. subsidiaries that also favorably impacted our effective tax rate, significant accomplishments in permitting our Florida phosphate rock reserves, achievement of our goal of attaining investment grade credit ratings for our unsecured debt, and the roll-out of our strategy to expand our Potash business.

Long-Term Incentives. Long-term incentive awards are made under our Omnibus Incentive Plan in the form of non-qualified stock options to purchase our common stock and restricted stock units providing grants of our common stock. We use an annual grant of stock options and restricted stock unit awards shortly after the beginning of each fiscal year as a significant component of our executive compensation package. We believe these equity-based awards help align the interests of executive officers and other key employees with those of our stockholders by tying significant portions of the participants’ compensation to the market price of our common stock.

Key terms of our stock options and restricted stock units are that:

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Stock options generally become exercisable in equal annual installments in the first three years following the date of grant, expire ten years after the date of grant, and allow grantees to purchase our common stock at the full market price of our common stock on the day the options were granted. Upon termination of employment, option installments that are vested are generally exercisable for three months after termination; unvested installments generally terminate. The Omnibus Incentive Plan expressly prohibits the repricing of options or granting options with exercise prices less than the fair market value of our common stock on the date of grant.

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Restricted stock unit awards provide grants of our common stock that vest after a period of continued employment with us, which is generally three years. Prior to vesting, restricted stock units granted in fiscal 2008 and prior years generally terminate upon termination of employment and do not include voting or dividend rights. In light of our implementation of a quarterly dividend beginning in the first quarter of fiscal 2009, beginning in fiscal 2009 restricted stock unit awards include dividend equivalents which will be paid at the same time as we issue shares of our common stock to participants after the awards vest. Dividend equivalents are unfunded and do not bear interest. Based upon independent survey data, we believe the inclusion of dividend equivalents in restricted stock unit awards is a common and competitive market practice.

•	Stock options and restricted stock units granted in fiscal 2007 and subsequent years provide that (absent consent by our Compensation Committee):

•	unvested stock option installments held by a Named Executive Officer whose employment terminates due to death or disability vest in accordance with the normal vesting schedule;

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following termination of employment due to death or disability or retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), stock options are exercisable for up to the earlier of (i) five years or (ii) the remaining term of the option; and

•	restricted stock units held by a Named Executive Officer vest upon death or disability.

•	Stock options and restricted stock units granted before fiscal 2007 provide that (absent consent of our Compensation Committee):

•	stock option installments vested at the time of retirement at or after age 65, death or disability are exercisable for three years; and

•	unvested stock option installments and restricted stock units vest upon termination of employment due to retirement at age 65 or older, death or disability.

We set an estimated value for awards of stock options and restricted stock units for each executive officer based on market data for comparable positions at our comparator group companies as well as our Compensation Committee’s judgment regarding internal pay equity and the future contributions to our success that we expect from the executive officer, with a view to providing market-competitive compensation. Our Compensation Committee also considers the potential dilutive effect on our stockholders. Estimated values for the Named Executive Officers for fiscal 2009 were as follows:

Named Executive Officer	Estimated Value as a Percent of Base Salary	Estimated Value in Dollars
James T. Prokopanko	356%	$3,200,000
Lawrence W. Stranghoener	185%	1,000,000
Richard L. Mack	174%	750,000
Norman B. Beug	188%	650,000
Steven L. Pinney	165%	650,000

We generally establish restricted stock unit awards for executive officers to approximate half of the aggregate dollar value of the executive officer’s total long-term incentive awards.

Once we have determined the estimated value of a participant’s long-term incentive awards and the proportion to be represented by stock options and restricted stock units, we establish the specific number of shares to be subject to the stock option and restricted stock unit awards as follows:

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Stock Options. The number of shares to be subject to stock options is calculated using a Black-Scholes option pricing model that is based upon assumptions derived from historical data regarding market prices and other data over a period of time preceding the date on which the calculation is made.

The Black-Scholes model that we use to determine the number of shares to be subject to stock options uses assumptions that are not identical to those used to determine share-based compensation expense for the stock options in our financial statements under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payments,” or FAS 123R. The model we use to determine our FAS 123R expense is dictated by generally accepted accounting principles in the United States of America while we believe the model we use to determine our grants of stock options is more consistent with the methodology that other companies in the competitive marketplace for executive talent use to make compensation decisions. As a result, our FAS 123R expense is not the same as the estimated value of our option awards established by our Compensation Committee. We discuss the assumptions we used in calculating the FAS 123R share-based compensation expense of our stock options in note 19 to our audited financial statements for fiscal 2009. We discuss the differences between the assumptions under FAS 123R and the assumptions we used in determining the number of stock option shares that we granted in fiscal 2009, 2008 and fiscal 2007 in note (4) to the Fiscal 2009, 2008 and 2007 Summary Compensation Table.

The option exercise price is set at a price equal to the closing price of our common stock as reported by The New York Stock Exchange on the date of grant of the option.

Under our current procedures generally applicable to our annual grants of long-term incentive awards, the date of our annual grant is the third trading day after issuance of our press release announcing earnings for our fourth fiscal quarter. The date of grant for other long-term incentive awards is also generally the third business day after issuance of a press release announcing quarterly earnings. We believe that this helps assure that the option exercise price reflects material information regarding Mosaic. In order to address any potential changes in circumstances between the date of action by our Compensation Committee and the date of grant, the Chair of our Compensation Committee also reviews the terms of grants immediately prior to the date of grant and has the authority to determine in his discretion that grants should not be made without further consideration by our Compensation Committee.

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Restricted Stock Units. As in the case of stock options, under our current guidelines the date of our annual grant of restricted stock units is the third trading day after issuance of our press release announcing earnings for our fourth fiscal quarter.

Under our current guidelines, the number of shares subject to the annual grant of restricted stock units in fiscal 2009 was established by dividing the estimated value of the grant by the closing price of a share of our common stock on the date of grant.

We have included information regarding restricted stock unit and stock option awards in the “Stock Awards” and “Option Awards” columns, respectively, in the Fiscal 2009, 2008 and 2007 Summary Compensation Table and in the Fiscal 2009 Grants of Plan-Based Awards Table on page 48, and information regarding stock options and restricted stock units outstanding at the end of fiscal 2009 in the Fiscal 2009 Outstanding Equity Awards at Fiscal Year-End Table on page 49.

Employee Benefits. As part of a competitive total compensation program, we also offer our executives the ability to participate in customary employee benefit programs. These benefit programs include participation in our retirement and group life, health and disability programs on the same basis as other salaried employees, as well as a deferred compensation program, perquisites and protection in the event of severance or a change-in-control.

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Retirement Benefits. Each of the Named Executive Officers and other salaried employees in the United States are eligible to participate in the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code. We have similar defined contribution retirement plans that cover our full-time non-union Potash business segment employees in Canada. Norman B. Beug, the leader of our Potash business segment, participates in the Canadian plans. We have included our contributions to the accounts of the Named Executive Officers for fiscal 2009, 2008 and 2007 in the “All Other Compensation” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table. We have included a discussion of the methodology for determining our contributions, including a portion of our contribution that is based upon the level of attainment of the operating earnings performance measure under the Management Incentive Plan, and of the vesting provisions applicable to our contributions, in note (7)(b) to that table.

In addition, we have an unfunded non-qualified deferred compensation plan that has restoration provisions under which we credit the accounts of the Named Executive Officers and other key employees with amounts that would have been contributed under the Mosaic Investment Plan that exceed limitations for tax-qualified plans under the Internal Revenue Code. We have included our contributions to the accounts of the Named Executive Officers for fiscal 2009, 2008 and 2007 under our deferred compensation plan in the “All Other Compensation” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table.

We also provide restoration benefits to our full-time non-union Potash business segment employees in Canada through fully-funded contributions to participants’ accounts in an employee savings plan. Our contributions to the Canadian employee savings plan are taxable compensation to the participants. A third party holds participants’ account balances under the Canadian employees savings plan.

Pursuant to a supplemental retirement agreement entered into by IMC and Mr. Beug prior to the business combination between IMC and the fertilizer businesses of Cargill, Mr. Beug is entitled to additional retirement benefits based on his final average salary and years of credited service to us and our predecessor companies. We have set forth the aggregate change for fiscal 2009, 2008 and 2007 in the actuarial present value of Mr. Beug’s benefits under the supplemental retirement agreement in the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table. We have set forth additional information regarding the supplemental retirement agreement, including the actuarial present value of Mr. Beug’s accumulated benefit under the agreement, the benefit formula, and the elements of compensation upon which his benefits under the agreement are determined, in the Fiscal 2009 Pension Benefits Table and accompanying narrative and notes on page 51.

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Deferred Compensation Plan. In addition to the restoration provisions discussed above under “Retirement Benefits,” our unfunded non-qualified deferred compensation plan permits the Named Executive Officers and other key employees in the United States who we select to elect to contribute from 5% to 80% of base salary and bonus to the plan. Our directors may contribute up to 100% of directors’ fees and any other compensation paid in cash. Contributions are made on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance (including balances arising from the restoration provisions described above under “Retirement Benefits”) accrues gains or losses at rates equal to those on various investments selected by the participant. The investment alternatives are the same as are available for selection by participants as investments under the Mosaic Investment Plan, except that our common stock is excluded.

We do not have a deferred compensation plan for Canadian employees of our Potash business. Full-time non-union Canadian employees of our Potash business may elect to make after-tax contributions of up to 30% (less the participant’s before-tax contributions to the tax-qualified defined contribution plans) of pay to the Canadian employees savings plan discussed in the preceding bullet.

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Cargill Pension Plan. In addition, certain of our employees, including two of our Named Executive Officers, who were employees of Cargill before the business combination between IMC and the fertilizer businesses of Cargill, participate in Cargill’s salaried employees’ pension plan. Although no additional years of credited service are accrued under this pension plan after December 31, 2004, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits includes compensation paid by us to the executive subsequent to the business combination.

In accordance with the merger and contribution agreement between IMC and Cargill relating to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill and its subsidiaries under certain pension plans, including Cargill’s salaried employees’ pension plan, and charges them to us. The amount that Cargill may charge to us for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of May 31, 2009, the unused portion of the $19.2 million cap was $12.0 million. Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s salaried employees’ pension plan.

We have included the changes for fiscal 2009, 2008 and 2007 in the actuarial present value of the accumulated benefit under Cargill’s salaried employees’ pension plan for each Named Executive Officer in the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table. We have included additional information regarding Named Executive Officers’ benefits under the plan, including the actuarial present value of their accumulated benefits under the plan, the benefit formula, and the elements of compensation upon which benefits under the plan are determined, in the Fiscal 2009 Pension Benefits Table and accompanying narrative and notes.

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Group Life, Health and Disability Plans. We have established group life, health and disability plans for salaried employees in the United States and Canada. The Named Executive Officers may participate in these plans on the same basis as other salaried employees.

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Perquisites and Other Benefits. We furnish a limited number of perquisites to our Named Executive Officers. During fiscal 2009, we furnished the following perquisites to our Named Executive Officers that meet the threshold for reporting in the “All Other Compensation” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table under the rules of the Securities and Exchange Commission:

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We have an executive physical exam program pursuant to which approximately 100 senior leaders, including the Named Executive Officers, are entitled to reimbursement for the costs of physicals every three years (in the case of participants under age 40), every two years (in the case of participants between the ages of 40 and 49) and annually (in the case of executives age 50 and older);

•

We have an executive financial planning program pursuant to which our executive officers, our Vice President and Treasurer, our Vice President – Tax and our Vice President – Business Development are eligible for reimbursement of up to $7,000 per year for the costs of financial and tax planning;

•

We have a corporate travel policy that covers travel expenses for business purposes by spouses of our employees, including travel to industry conferences or functions that we sponsor. Our travel policy also generally provides for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee;

•

We have a relocation plan that pays employees for the cost of relocation. In fiscal 2009 and 2008, we provided relocation benefits under this plan to Steven L. Pinney, the former leader of our Phosphates business segment. Our relocation plan also generally provides for a “gross-up” for taxes on amounts we reimburse under the plan that are taxable compensation to the employee. We relocated Mr. Pinney’s principal office from our Florida operations to our Plymouth, Minnesota headquarters in fiscal 2008 and expanded his responsibilities to include longer-term strategic initiatives, a greater level of participation in our corporate leadership activities and oversight of our Supply Chain function; and

•	We furnish a company car to Mr. Beug to facilitate his travel among our Potash business segment’s facilities in Saskatchewan.

Severance and Change-in-Control Arrangements.

We have established senior management severance and change-in-control agreements with each of our executive officers as well as certain other officers or executives designated by our Compensation Committee and Board, in a manner consistent with our compensation philosophy and practices as discussed above. These agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of employment:

•	by us with cause;

•	by us without cause;

•	by the executive officer for good reason;

•	by the executive officer without good reason; or

•	due to the executive officer’s death or disability.

These agreements are intended by our Board, as recommended by our Compensation Committee, to:

•	help us attract and retain executive talent in a competitive marketplace;

•	enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;

•	foster their objectivity in considering a change in control proposal;

•	facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change in control and severance situations; and

•	protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.

In addition, stock options and restricted stock units under our Omnibus Incentive Plan vest upon a change-in-control.

The Severance and Change-in-Control Compensation Table on page 60, together with the accompanying narrative and notes, explains in detail the benefits under these arrangements and the circumstances under which a Named Executive Officer would be entitled to them.

CEO Compensation

On October 3, 2006, we announced that, effective January 1, 2007, James T. Prokopanko would become our CEO and President. Prior to becoming our CEO and President, Mr. Prokopanko had been our Executive Vice President and Chief Operating Officer since July 31, 2006. Before that time, Mr. Prokopanko was a Corporate Vice President of Cargill and a director of The Mosaic Company.

Effective October 1, 2008, as part of our annual review of base salaries, upon the recommendation of our Compensation Committee, our Board of Directors approved an increase in Mr. Prokopanko’s base salary to $900,000 from $850,000. In addition, for fiscal 2009, upon the recommendation of our Compensation Committee, our Board of Directors increased Mr. Prokopanko’s target percent for his Management Incentive Plan awards from 100% of base salary, or $850,000, to 110% of base salary, or $990,000, and increased the estimated value of his long-term incentive awards from $2.8 million to $3.2 million. The changes in compensation for Mr. Prokopanko in fiscal 2009 were consistent with our compensation philosophy and reflected measured progress toward the median compensation level of the new comparator group that our Compensation Committee had selected in its fiscal 2008 review of our comparator group. The changes in compensation for Mr. Prokopanko in fiscal 2009 also reflected the significant developments that have occurred in the Company and our business during Mr. Prokopanko’s tenure as CEO. These developments include, among other matters, significant increases in the level of our revenues, net income, cash flows, liquidity and market capitalization; achievement of our goal of investment grade credit ratings; and the development and initiation of our future strategy, including long-term capacity expansion plans in our Potash business segment, The fiscal 2008 changes in our comparator group also reflected, among other factors, these significant developments in the Company and our business.

The Fiscal 2009, 2008 and 2007 Summary Compensation Table and other tables under “Executive Compensation Tables,” together with the accompanying narratives and notes, include additional details about our compensation to Mr. Prokopanko for fiscal 2009, fiscal 2008 and fiscal 2007, including the arrangements described in the preceding paragraphs.

Increases in Other Named Executive Officers’ Compensation in Fiscal 2009

The following table shows the base salary for our other Named Executive Officers as approved as part of our Compensation Committee’s annual base salary reviews in fiscal 2009 and 2008. The fiscal 2009 increases were effective October 1, 2008.

Named Executive Officer	Base Salary Established at Annual Review in Fiscal 2009 ($)	Base Salary Established at Annual Review in Fiscal 2008 ($)
Lawrence W. Stranghoener	540,000	520,000
Richard L. Mack	430,000	400,000
Norman B. Beug	351,162	384,524
Steven L. Pinney	395,000	380,000

In addition, our Compensation Committee increased the estimated value of the fiscal 2009 long-term incentive awards to Mr. Stranghoener and Mr. Mack to $1.0 million and $750,000, respectively, from $850,000 and $650,000, respectively, in fiscal 2008.

Changes in compensation for these Named Executive Officers in fiscal 2009 were consistent with our compensation philosophy and reflected measured progress toward the median compensation level for their evolving roles within our adjusted comparator group. The changes in compensation in fiscal 2009 also reflected the significant developments that had occurred in the Company and our business over the prior year that are discussed above, as well as internal pay equity. The comparative amounts of base salary shown for Mr. Beug, who is an employee of our Canadian Potash business, also reflect the fact that his base salary is paid in Canadian dollars and translated to U.S. dollars for purposes of this Proxy Statement at the average rates we used to convert the profit and loss statements of our Potash business to U.S. dollars for each applicable fiscal year. As a result, the amounts of base salary shown for Mr. Beug are not necessarily on an entirely comparable basis with the amounts shown for the other Named Executive Officers.

Retirement Package

Steven L. Pinney, our former Senior Vice President – Phosphates Operations and Supply Chain and a Named Executive Officer, retired on August 6, 2009. We and Mr. Pinney entered into a retirement agreement setting forth all matters relating to Mr. Pinney’s retirement, including those matters under Mr. Pinney’s existing senior management severance and change in control agreement. Mr. Pinney’s retirement package entitles him to:

•	Cash payment of $651,750;

•	continued health and dental benefits to the extent required by law and a related cash payment of $18,450;

•	reimbursement for outplacement services up to $25,000;

•	cash compensation in the amount of $45,576 for unused vacation;

•

the vesting of employee stock options to purchase 9,626 shares of the Company’s common stock at exercise prices ranging from $40.03 per share to $127.21 per share (with the continued right to exercise these options as well as 146,800 vested employee stock options held by Mr. Pinney at exercise prices ranging from $15.04 to $127.21 per share for up to a year after his separation date); and

•	the receipt of 13,762 shares of the Company’s common stock due to the vesting of restricted stock units, as well as the payment of $511 in dividend equivalents accrued with respect to such shares.

In connection with the retirement agreement, Mr. Pinney also agreed not to (1) disclose our confidential information, and (2) for a period of 12 months following termination of employment, (a) solicit our customers, dealers, employees and suppliers, or interfere with our business relationships, or (b) compete with us. In addition, Mr. Pinney signed a full and complete release of all claims against us as a condition to receipt of the items listed above.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of annual compensation in excess of $1 million paid to the corporation’s principal executive officer or any of its three most highly compensated executive officers (other than the principal executive officer or principal financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors.”

As discussed under “Corporate Governance – Committees of the Board of Directors – Compensation Committee” on page 12, four of the members of our Compensation Committee qualify as outside directors and are able to serve as a subcommittee of outside directors for purposes of meeting this aspect of the provisions of Section 162(m). In the discussion above, when we refer to action by our Compensation Committee with respect to matters required to be taken by “outside directors” under Section 162(m), we mean that the subcommittee has taken the action.

While the tax impact of any compensation arrangement is one factor to be considered, the tax impact is evaluated in light of our overall compensation philosophy. We will consider ways to maximize the deductibility of executive compensation while retaining the discretion we deem necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent.

However, from time to time we may award compensation which is not fully deductible if we determine that the award is consistent with our philosophy and is in the best interests of Mosaic and our stockholders. For example, our Board and Compensation Committee established the discretionary short-term incentive payout for fiscal 2009, although it did not qualify as performance-based compensation for purposes of Section 162(m), for the reasons discussed under “Compensation Components and Process – Annual Incentives – Discretionary Short-Term Incentive Payout for Fiscal 2009” on page 30.

Our Omnibus Incentive Plan is designed to permit employee stock options and awards under the Management Incentive Plan to meet the performance-based criteria of Section 162(m). Our restricted stock units do not meet the performance-based criteria of Section 162(m).

In 2008, the Internal Revenue Service issued a revenue ruling that might have disqualified our Management Incentive Plan awards for fiscal 2010 and subsequent years as performance-based compensation for Section 162(m) purposes if we continued to base a portion of the benefits under our senior management severance and change-in-control agreements directly on an executive’s Management Incentive Plan target bonus amount for the year in which termination of employment occurs. In order to preserve our Management Incentive Plan awards as performance-based compensation for purposes of Section 162(m), our Board, upon the recommendation of our Compensation Committee, in the case of Mr. Prokopanko, and our Compensation Committee, for other participants, approved amendments to our senior management severance and change-in-control agreements that generally changed the basis for this portion of the benefits to an amount equal to the executive officer’s target bonus percent established under the Management Incentive Plan for the prior fiscal year (or such greater percent as may be designated from time to time by the Board or our Compensation Committee, as the case may be) multiplied by the executive officer’s base salary at the time of termination. In connection with the amendments to the senior management severance and change-in-control agreements, the Board upon the recommendation of our Compensation Committee, or our Compensation Committee, as the case may be, designated the following initial percentages for each Named Executive Officer as set forth in the table below:

Named Executive Officer	Percent of Base Salary
James T. Prokopanko	110%
Lawrence W. Stranghoener	75%
Richard L. Mack	65%
Norman B. Beug	65%
Steven L. Pinney	65%

The Board and our Compensation Committee established these percents to be the same as the target percentages for Management Incentive Plan awards for fiscal 2009. The Board and our Compensation Committee currently intend that at the time they approve target bonus percentages under the Management Incentive Plan each year they will also make corresponding changes to the percentages designated for purposes of the senior management severance and change-in-control agreements, although the Board and our Compensation Committee are not required to do so. The Board and our Compensation Committee believe these amendments to the senior management severance and change-in-control agreements substantially retain the prior benefits to participating executives while preserving the deductibility of our Management Incentive Plan awards as performance based compensation in light of the 2008 IRS revenue ruling.

We also consider the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Internal Revenue Code, and attempt to structure compensation in a tax-efficient manner, both for our executive officers and other key managers and for our Company.

Forfeiture of Incentive Awards for Misconduct

Our Omnibus Incentive Plan provides for the forfeiture of awards in the event of certain types of misconduct. All awards under the Omnibus Incentive Plan, including Management Incentive Plan awards, restricted stock units and stock options, are subject to these forfeiture provisions. For awards granted prior to July 2009, in general terms, the forfeiture provisions apply if we are required to restate our financial statements due to material noncompliance, as a result of misconduct, with financial reporting requirements, and either the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. These forfeiture provisions apply only to awards earned or accrued during the twelve-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the affected financial statements. In July 2009, our Board, upon the recommendation of our Compensation Committee and our Corporate Governance and Nominating Committee, amended these provisions based on its views of emerging trends and best practices. The amended provisions permit our Board to require forfeiture of awards granted in fiscal 2009 or subsequent years if:

•

fraudulent or intentional misconduct contributes to the need for a material restatement of our financial statements filed with the Securities and Exchange Commission or contributes to the use of inaccurate metrics to determine the amount of any award or the amount of incentive compensation to a participant;

•	the participant knowingly or grossly engaged in the misconduct or grossly negligently failed to prevent the misconduct; and

•	the amount of the participant’s award or incentive compensation was greater than it would have been absent the misconduct.

The amendments also eliminated the former twelve-month time limit on forfeiture of awards. These forfeiture provisions are in addition to any other disciplinary or other action available to us with respect to the misconduct.

The text of the Omnibus Incentive Plan, including the forfeiture provisions, is included in Appendix A to this Proxy Statement.

Stock Ownership Guidelines

Our Compensation Committee has adopted guidelines for ownership of our stock by our executive officers. Executive officers must achieve and maintain the following levels of ownership:

•	CEO, five times base salary;

•	Executive Vice Presidents (three persons) and Senior Vice Presidents (two persons), three times base salary; and

•	Other executive officers (three persons), one times base salary.

Among other provisions of our stock ownership guidelines are that:

•	for purposes of determining whether an executive officer’s ownership meets the required level at any particular time, the value of common stock owned is based on the current stock price at that time;

•	unexercised employee stock options and unvested restricted stock units are not included towards an executive officer’s required ownership level;

•

the executive officer must hold all “net profit shares” (the shares of common stock remaining after deducting the number of shares required to be sold in order to pay tax withholding, the exercise price of employee stock options and other costs) from employee stock option exercises and the vesting of restricted stock units until an executive officer has met the required ownership level;

•	after an executive officer has met the required ownership level, the executive officer must hold at least 50% of the “net profit shares” from employee stock option exercises for at least one year; and

•	the executive officer must pre-clear any sale of stock with our General Counsel, who reviews the proposed sale with the Chair of our Board and our CEO.

Executive officers are required to achieve their respective ownership targets within six years of the time of hire or promotion.

Our Compensation Committee reviews each participant’s compliance or progress towards compliance annually, and may impose conditions, restrictions or limitations on any participant in order to achieve the purposes of the stock ownership guidelines. The Chair of our Board and our CEO may jointly grant exemptions in the event of hardship. Because we were formed in 2004 and first introduced our stock ownership guidelines in 2007, none of our executive officers is yet required to maintain the full level of stock ownership required after six years; however, all of our executive officers have either achieved the full level of required ownership or appear on track to achieve that level within the required timeframe.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Respectfully submitted,

William T. Monahan, Chair

F. Guillaume Bastiaens

Phyllis E. Cochran

David B. Mathis

James L. Popowich

Executive Compensation Tables

The following tables and accompanying narratives and notes summarize information about the total compensation awarded to, earned by or paid to each of our Named Executive Officers for fiscal 2009, fiscal 2008 and fiscal 2007.

Steven L. Pinney, our former Senior Vice President – Phosphates Operations and Supply Chain, retired on August 6, 2009. Mr. Pinney’s retirement package is described under “Compensation Discussion and Analysis – Retirement Package” on page 38. Mr. Pinney’s benefits under his retirement package are not reflected in the tables below and accompanying narratives and notes because he did not retire and become eligible for those benefits until August 6, 2009.

We have included a narrative discussion of our compensation philosophy, processes and components and the bases upon which we make compensation decisions in the Compensation Discussion and Analysis on page 20. The following tables and accompanying narratives and notes provide quantitative data and additional information about the compensation we paid our Named Executive Officers for fiscal 2009, fiscal 2008 and fiscal 2007 and should be read in conjunction with the Compensation Discussion and Analysis.

Fiscal 2009, 2008 and 2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)(2)	Bonus ($) (3)	Stock Awards ($) (4)		Option Awards ($) (4)		Non-Equity Incentive Plan Compensation ($) (2)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
James T. Prokopanko	2009	883,333	300,000	2,526,046		2,958,488		0	—	348,429	7,016,296
Chief Executive Officer	2008	808,333	0	955,554	(9)	1,051,194	(10)	1,912,500	—	304,351	5,031,932
and President(8)	2007	532,386	0	403,706	(9)	426,772	(10)	975,000	—	655,484	2,993,348
Lawrence W. Stranghoener	2009	533,333	150,000	921,347		1,042,432		0	—	154,123	2,801,235
Executive Vice President	2008	511,667	0	959,471		518,147		877,500	—	159,879	3,026,664
and Chief Financial Officer	2007	468,750	0	732,514		435,955		767,500	—	83,183	2,487,902
Richard L. Mack	2009	420,000	150,000	615,364		750,491		0	—	124,256	2,060,111
Executive Vice President,	2008	379,167	0	341,890		358,289		585,000	5,000	187,447	1,856,793
General Counsel and	2007	329,167	0	231,816		253,215		473,000	9,000	121,992	1,418,190
Corporate Secretary(11)
Norman B. Beug(12)	2009	346,549	70,000	538,683		644,732		0	—	133,275	1,733,239
Senior Vice President—	2008	375,486	0	272,911		285,402		558,444	799,712	169,295	2,461,250
Potash Operations	2007	309,819	0	164,485		167,110		482,968	552,364	70,744	1,747,490
Steven L. Pinney	2009	390,000	0	562,396		725,422		0	4,000	620,289	2,302,107
Senior Vice President—	2008	380,000	0	321,986		364,615		555,750	28,000	293,359	1,943,710
Phosphate Operations and	2007	342,083	0	213,561		320,248		512,130	42,000	100,485	1,530,507
Supply Chain

(1)	Reflects the dollar amount of base salary paid in the designated fiscal year.
(2)	Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans and under our deferred compensation plan.
(3)	Reflects the discretionary short-term incentive payouts for fiscal 2009 as approved by our Board of Directors for our CEO and by our Compensation Committee for our remaining Named Executive Officers. We have discussed these payouts under “Compensation Discussions and Analysis – Compensation Components and Process – Annual Incentives – Discretionary Short-Term Incentive Payout for Fiscal 2009” on page 30.
(4)

Reflects the compensation cost for the designated fiscal year with respect to restricted stock units or stock options, determined in accordance with Statement of Financial Accounting Standard 123R, or FAS 123R, except that in accordance with SEC rules, the amounts shown disregard the estimate of forfeitures related to service-based vesting conditions prescribed by FAS 123R. Beginning in fiscal 2008, we estimated that there would be no forfeitures for the Named Executive Officers. The FAS 123R compensation cost includes amounts determined in accordance with FAS 123R for grants made in prior fiscal years as well as for the most recent fiscal year. For years prior to fiscal 2009, we assumed that options could be exercised up to three months following termination of employment. Beginning in fiscal 2009, in light of our actual historical experience with Named Executive Officer resignations and retirements, we assumed that options granted to Named Executive Officers could be exercised for up to a year after termination of employment. The additional FAS 123R expense for fiscal 2009 included in the Summary Compensation Table that resulted from this change in assumptions is as follows:

Named	Additional FAS 123R Expense
James T. Prokopanko	$420,890
Lawrence W. Stranghoener	259,262
Richard L. Mack	158,595
Norman B. Beug	117,252
Steven L. Pinney	192,404

The assumptions used in the valuation are discussed in note 19 to our audited financial statements for fiscal 2009.

Although the model we use to determine our FAS 123R expense for purposes of our financial statements and the model we use to determine our grants of stock options both use a “Black-Scholes” methodology, the two models are different in important respects. The model we use to determine our FAS 123R expense is dictated by generally accepted accounting principles in the United States, while we believe the model we use to determine our grants of stock options is more consistent with the market data we use for benchmarking our compensation. As a result, our FAS 123R expense is not the same as the estimated value of our option awards established by our Compensation Committee. The primary differences between the model that we used to determine our FAS 123R expense and the model we used to determine our grants of stock options relate to the assumptions about risk-free interest rates, the period used to measure stock price volatility and the term of the stock options. For the fiscal 2009 stock option grants to the Named Executive Officers, the FAS 123R expense was $59.84 per share while the value we used to determine the number of shares to grant was $68.35 per share. Accordingly, our FAS 123R expense for these fiscal 2009 grants is approximately 12.5% less than the value we used to determine the number of shares to grant. In fiscal 2008 and fiscal 2007, our FAS 123R expense was approximately 11.6% and 15.3%, respectively, more than the values we used to determine the number of shares to grant.

(5)	Reflects awards under our Management Incentive Plan and, for fiscal 2007, our Synergy Incentive Plan.

Our Management Incentive Plan provides for annual cash incentive compensation to key managers, including the Named Executive Officers, based upon the attainment of pre-established business and/or individual performance goals.

Our Synergy Incentive Plan was a bonus plan established for the first three fiscal years following our formation through the business combination of IMC and the fertilizer businesses of Cargill. Pursuant to the plan, we established a bonus pool each year based upon our achievement of synergies from the combination. We determined individual awards based upon our assessment of the contributions of each participant towards achieving those synergies. Fiscal 2007 was the last year for our Synergy Incentive Plan.

The table below shows the respective amounts awarded under our Management Incentive Plan and Synergy Incentive Plan for fiscal 2007 to each Named Executive Officer:

	Fiscal 2007 Award
Name	Management Incentive Plan($)	Synergy Incentive Plan($)
James T. Prokopanko	975,000	—
Lawrence W. Stranghoener	487,500	280,000
Richard L. Mack	273,000	200,000
Norman B. Beug	282,968	200,000
Steven L. Pinney	312,130	200,000

We have included additional information about our Management Incentive Plan, including the performance measures for fiscal 2009 and the levels of performance that were achieved, under “Compensation Components and Process—Annual Incentives” on page 25 in our Compensation Discussion and Analysis. No awards were paid under our Management Incentive Plan for fiscal 2009 because we did not achieve the threshold of operating earnings necessary for any payout.

(6)	Reflects the aggregate increase, if any, in the actuarial value of pension benefits for fiscal 2009, fiscal 2008 and fiscal 2007 under Cargill’s salaried employees’ pension plan for Messrs. Mack and Pinney, and under a supplemental retirement agreement with Mr. Beug. For fiscal 2009, the actuarial value of Mr. Mack’s benefits under the Cargill plan and Mr. Beug’s benefits under the supplemental retirement agreement decreased by $4,000 and $132,335, respectively.

The Cargill plan is a tax-qualified defined benefit pension plan under the provisions of the Internal Revenue Code. Benefits under the plan are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s salaried employees’ pension plan for Messrs. Pinney or Mack after December 31, 2004. Accordingly, their total credited years of service primarily reflects their service with Cargill prior to the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, covered compensation for purposes of determining benefits under Cargill’s salaried employees’ pension plan for Messrs. Mack and Pinney includes post-combination compensation paid by us. In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s salaried employees’ pension plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of May 31, 2009, the unused portion of the $19.2 million cap was $12.0 million. Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s salaried employees’ pension plan.

Our supplemental retirement agreement with Mr. Beug provides additional annual retirement benefits to him over the retirement benefits that would be payable to him under (a) our retirement plans that are available to salaried Canadian employees generally and (b) a defined benefit pension plan sponsored by another company from which we acquired our Belle Plaine potash mine and in which Mr. Beug participated prior to our acquisition of that mine. Benefits under the supplemental retirement agreement are based on years of service and final average salary prior to termination of employment or retirement.

We have included additional information about these plans, including the plan measurement dates, methodology and assumptions used in determining the amounts in this column, in the Fiscal 2009 Pension Benefits Table and accompanying narrative and notes on page 51.

No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.

(7)	The table below shows the components of compensation that are included in this column for fiscal 2009:

Name	Perquisites ($)(a)	Company Contributions to Defined Contribution Plans($)(b)	Other($)(a)(c)	Total($)
James T. Prokopanko	—	337,173	11,256	348,429
Lawrence W. Stranghoener	—	147,459	6,664	154,123
Richard L. Mack	—	121,384	2,872	124,256
Norman B. Beug	11,831	121,444	—	133,275
Steven L. Pinney	489,460	120,709	10,120	620,289

(a)	Perquisites include:
•

An aggregate of $487,860 under our relocation policy related to Mr. Pinney’s fiscal 2008 relocation of his office from the Florida offices of our Phosphates business segment to our Plymouth, Minnesota headquarters as described in “Employee Benefits—Perquisites and Other Benefits” in our Compensation Discussion and Analysis. The relocation amounts shown include our reimbursement to Mr. Pinney of loan origination and closing costs relating to Mr. Pinney’s purchase of a new house in Minnesota as well as a write-down to estimated fair value of a house in Florida that we purchased from Mr. Pinney and had not sold at May 31, 2009. Our relocation plan also generally provides for a “gross-up” for taxes on amounts we reimburse under the plan that are taxable compensation to the employee. In accordance with applicable SEC rules, the tax gross-up amount is included in the “Other” column in the table above. Tax gross-up payments are determined after the end of each calendar year. As a result, the tax gross-up amount included in the table above reflects the amount reimbursed to Mr. Pinney for calendar 2008;

•	Our incremental costs for personal use by Mr. Beug of a company car that we furnish to Mr. Beug in order to facilitate his travel among our Potash business segment’s facilities in Saskatchewan;

•	Amounts paid under our executive physical exam program for Mr. Beug and Mr. Pinney;

•	Amount paid under our executive financial planning program for Mr. Beug; and

•

The amount reimbursed under our travel policy for travel by Mr. Beug’s spouse to industry conferences or functions that we sponsored. Our travel policy also generally provides for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee. In accordance with applicable SEC rules, the tax gross-up amounts are included in the “Other” column in the table above. Tax gross-up payments are determined after the end of each calendar year. As a result, the tax gross-up amount included in the table above reflects the amount reimbursed for calendar 2008.

The incremental cost to us of perquisites for fiscal 2009 did not exceed $10,000 for any other Named Executive Officer.

(b)	Reflects our contributions for Named Executive Officers who are employees in the United States to the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, and to the accounts of each such officer under deferred compensation arrangements reflecting amounts that would have been credited to their accounts in the plan but for limitations under the Internal Revenue Code, as well as our contributions to the account of Mr. Beug, who is employed by our Canadian Potash business, under our Canadian defined contribution plans.

Mosaic Investment Plan

We contribute the following amounts to the Named Executive Officers’ accounts in the Mosaic Investment Plan:

•	We match the first 3% of the participant’s contributions and half of the next 3% of the participant’s contributions. These contributions vest immediately.

•

We contribute an amount each year equal to a percentage of the participant’s eligible pay, consisting of base salary and bonuses (including those under the Management Incentive Plan and, for fiscal 2007, the Synergy Incentive Plan). The percentage of the participant’s pay that we contribute increases with the participant’s age. For pay up to the social security wage base, the percentage we pay ranges from 3% for participants under age 30 to 9% for participants age 60 and older. For pay in excess of the social security wage base, we pay an additional 3% over the age-based award. The social security wage base for calendar 2008 was $102,000 and, for calendar 2009, is $106,800. These contributions vest once we have employed the participant for at least three years.

•

We also make a discretionary non-elective employer contribution. Our Compensation Committee has determined to base the discretionary non-elective employer contribution on our achievement of performance goals under our Management Incentive Plan. For fiscal 2009, we determined the amount of the discretionary non-elective employer contribution based on the operating earnings measure under the Management Incentive Plan, as follows:

(dollars in millions)

Operating Earnings	$3,500	$7,000	$9,400
Contribution	0%	1.0%	2.0%
(Percent of participant’s eligible pay)

Based on the formula in the table above, for fiscal 2009 we made no discretionary non-elective employer contributions to participants’ accounts because we did not achieve the level of operating earnings necessary for any payout.

Contributions that we would have made under the Mosaic Investment Plan that exceed limitations for tax-qualified plans under the Internal Revenue Code are contributed to our unfunded non-qualified deferred compensation plan. We have included additional information about our unfunded non-qualified deferred compensation plan under “Non-Qualified Deferred Compensation” on page 54.

Canadian Plans

We contribute the following amounts to participants’ accounts in the Canadian defined contribution plans in which Mr. Beug participates:

•	We match the first 3% of the participant’s contributions and half of the next 3% of the participant’s contributions. These contributions vest immediately;

•	We contribute an amount each year equal to a percentage of the participant’s covered compensation. For Mr. Beug, covered compensation includes:

•	base salary;

•	bonuses (including those under our Management Incentive Plan); and

•	unused amounts under our Canadian “flex credit” plan. We describe the flex credit plan in note (c) below.

The percentage of the participant’s pay that we contribute increases with the participant’s age. For pay up to the limit established each year under Canadian law, the percentage we pay ranges from 3% for participants under age 30 to 9% for participants age 60 and older. For pay in excess of the limit, the percentage we pay ranges from 4% for participants under age 30 to 10% for participants age 60 and older. These contributions vest once we have employed the participant for at least two years;

•	For former employees of the company from which we acquired our Belle Plaine potash mine, including Mr. Beug, we contribute an additional amount equal to a percentage of the participant’s covered compensation. For covered compensation up to the year’s maximum pensionable earnings established under Canadian law, we contribute 1.5% of covered compensation. For covered compensation above that limit, we contribute 2% of covered compensation. The maximum pensionable earnings for calendar 2008 was $44,900 and, for calendar 2009, is $46,300; and

•	We make a discretionary non-elective contribution that is the same as under the Mosaic Investment Plan.

Taxable compensation to the participant on our contributions up to the limit established each year under Canadian law is deferred, while our contributions that exceed the limit are taxable compensation to the participant. The limit for calendar 2008 was the lesser of $21,000 or 18% of earnings for calendar 2008 and for calendar 2009 is the lesser of $22,000 or 18% of earnings for calendar 2009. We contribute the amounts that are above these limits to the participant’s account in our employee savings plan. The Canadian employee savings plan accounts are held by a third party. The participants choose among various investment alternatives that are the same as are available under the Canadian tax-qualified defined contribution plans. Participants may withdraw their employee savings plan account balances at any time. A participant may also contribute up to 30% (less the participant’s before-tax contributions to the tax-qualified defined contribution plans) of pay on an after-tax basis to the participant’s employee savings plan account. Participants account balances under the Canadian employee savings plan are not obligations of ours.

(c)	Mr. Prokopanko’s compensation in this column for fiscal 2007 includes:

•

a payment of $600,000 in connection with our hiring him as Executive Vice President and Chief Operating Officer as part of compensation to him in lieu of long-term incentive compensation from Cargill valued by our Board at approximately $1.8 million. In addition to this $600,000 payment, also in lieu of the long-term incentive compensation from Cargill, we provided Mr. Prokopanko with the compensation described in notes (9) and (10); and

•	director’s fees of $20,850 for his service as a non-employee director prior to July 31, 2007, when he became an executive officer of the Company.

(8)	Mr. Prokopanko was elected as our Executive Vice President and Chief Operating Officer, effective July 31, 2006, and became our Chief Executive Officer and President effective January 1, 2007.

(9)	The amounts for Mr. Prokopanko include the FAS 123R expense with respect to restricted stock units that we valued for compensation purposes at $600,000 in connection with our hiring him as Executive Vice President and Chief Operating Officer as part of compensation to him in lieu of long-term incentive compensation from Cargill valued by our Board at approximately $1.8 million. In addition to these restricted stock units, also in lieu of the long-term incentive compensation from Cargill, we provided Mr. Prokopanko with the compensation described in notes (7)(c) and (10). The amounts for fiscal 2008 and 2007 also reflect $33,331 and $39,997, respectively, of FAS 123R expense with respect to restricted stock units granted to Mr. Prokopanko for his service as a non-employee director prior to his election as an executive officer.

(10)	The amounts for Mr. Prokopanko include stock options that we valued for compensation purposes at $600,000 in connection with our hiring him as Executive Vice President and Chief Operating Officer as part of compensation to him in lieu of long-term incentive compensation from Cargill valued by our Board at approximately $1.8 million. In addition to these stock options, also in lieu of the long-term incentive compensation from Cargill, we provided Mr. Prokopanko with the compensation described in notes (7)(c) and (9).

(11)	Mr. Mack was Senior Vice President, General Counsel and Corporate Secretary until his election to his present position effective January 1, 2009.

(12)	Mr. Beug is an employee of our Canadian Potash business and his compensation is paid in Canadian dollars. We converted amounts paid to Mr. Beug to U.S. dollars for purposes of this Proxy Statement at a rate of CAD 1.156160/USD 1.0 for fiscal 2009, CAD 1.014240/USD 1.0 for fiscal 2008 and CAD 1.136687/USD 1.0 for fiscal 2007, the average rates we used to convert the profit and loss statement of our Potash business to U.S. dollars for those fiscal years, except for payments in the “Bonus” and “Non-Equity Incentive Compensation” columns which are shown at the U.S. dollar amounts of his awards under our Short-Term Discretionary Incentive Payout for Fiscal 2009, Management Incentive Plan and Synergy Incentive Plan as approved by our Compensation Committee.

Grants of Plan-Based Awards

The following table and accompanying narrative and notes provide information about our awards under our Management Incentive Plan, as well as our grants of stock options and restricted stock units, to each of our Named Executive Officers for fiscal 2009. We did not grant any other award under any equity or non-equity incentive plan in fiscal 2009 that would be paid out in a future fiscal year.

Fiscal 2009 Grants of Plan-Based Awards Table

Name	Grant Date	Compensation Committee Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Awards				All Other Stock Awards; Number of Shares of Stock or Units (#) (2)	All Other Option Awards; Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)		Target ($)	Maximum ($)
James T. Prokopanko	—	—	0	(5)	990,000	2,227,500	—	—	—	—
	7/31/08	7/16/08	—		—	—	—	23,409	127.21	1,400,795
	7/31/08	7/16/08	—		—	—	12,578	—	—	1,600,047

Lawrence W. Stranghoener	—	—	0	(5)	405,000	911,250	—	—	—	—
	7/31/08	7/16/08	—		—	—	—	7,315	127.21	437,730
	7/31/08	7/16/08	—		—	—	3,931	—	—	500,063

Richard L. Mack	—	—	0	(5)	279,500	628,875	—	—	—	—
	7/31/08	7/16/08	—		—	—	—	5,486	127.21	328,282
	7/31/08	7/16/08	—		—	—	2,948	—	—	375,015

Norman B. Beug	—	—	0	(5)	228,256	513,575	—	—	—	—
	7/31/08	7/16/08	—		—	—	—	4,755	127.21	284,539
	7/31/08	7/16/08	—		—	—	2,555	—	—	325,022

Steven L. Pinney	—	—	0	(5)	256,750	577,688	—	—	—	—
	7/31/08	7/16/08	—		—	—	—	4,755	127.21	284,539
	7/31/08	7/16/08	—		—	—	2,555	—	—	325,022

(1)	We describe our practices for granting stock options and restricted stock units to employees, including general terms and the timing of grants and approvals, under “Compensation Components and Process—Long-Term Incentives” in our Compensation Discussion and Analysis.
(2)	Shows the number of shares subject to restricted stock units granted under our Omnibus Incentive Plan.
(3)	Shows the number of shares subject to stock options granted under our Omnibus Incentive Plan.
(4)	Reflects the grant date fair value for each Named Executive Officer’s grants of restricted stock units or stock options in fiscal 2009, determined in accordance with FAS 123R. A more detailed discussion of our FAS 123R expense is included in note (4) to the Fiscal 2009, 2008 and 2007 Summary Compensation Table.
(5)	Our Management Incentive Plan provides for annual cash incentive compensation to key managers, including the Named Executive Officers, based upon the attainment of pre-established business and/or individual performance goals. This row shows the threshold, target and maximum potential annual awards under the program for fiscal 2009. As described in “Compensation Discussion and Analysis – Annual Incentives” on page 25 above, for fiscal 2009, we did not pay any incentive compensation under the Management Incentive Plan because we did not achieve the threshold level of operating earnings required for any payout.

We have included additional information about our Management Incentive Plan, including the performance measures for fiscal 2009 and the levels of performance that were achieved, under “Compensation Components and Process – Annual Incentives – Management Incentive Plan” in our Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table and accompanying narrative and notes summarize the outstanding equity awards held by the Named Executive Officers as of May 31, 2009.

Fiscal 2009 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
James T. Prokopanko	120,924	60,464	(3)	15.45	8/4/16	67,752	(4)	3,706,034
	35,970	17,987	(5)	20.70	2/1/17	6,174	(6)	337,718
	27,811	55,622	(7)	40.03	8/2/17	21,739	(8)	1,189,123
	—	23,409	(9)	127.21	7/31/18	34,974	(10)	1,913,078
	—	—		—	—	12,578	(11)	688,017

Lawrence W. Stranghoener	52,084	—		15.04	10/29/14	20,373	(4)	1,114,403
	64,935	—		17.29	8/1/15	4,350	(6)	237,945
	40,746	20,374	(3)	15.45	8/4/16	10,617	(10)	580,750
	8,442	16,886	(7)	40.03	8/2/17	3,931	(11)	215,026
	—	7,315	(9)	127.21	7/31/18

Richard L. Mack	10,384	—		15.04	10/29/14	15,773	(4)	862,783
	46,382	—		17.29	8/1/15	3,368	(6)	184,230
	31,546	15,773	(3)	15.45	8/4/16	8,119	(10)	444,109
	6,456	12,912	(7)	40.03	8/2/17	2,948	(11)	161,256
	—	5,486	(9)	127.21	7/31/18

Norman B. Beug	9,300	—		15.0312	2/22/10	14,458	(4)	790,853
	7,000	—		13.55	2/28/11	3,088	(6)	168,914
	8,750	—		10.71	11/5/11	8,119	(10)	444,109
	22,000	—		10.76	1/2/13	2,555	(11)	139,759
	40,000	—		10.19	1/2/14
	27,829	—		17.29	8/1/15
	28,916	14,459	(3)	15.45	8/4/16
	6,456	12,912	(7)	40.03	8/2/17
	—	4,755	(9)	127.21	7/31/18

Steven L. Pinney	51,822	—		15.04	10/29/14	14,458	(4)	790,853
	37,106	—		17.29	8/1/15	3,088	(6)	168,914
	28,916	14,459	(3)	15.45	8/4/16	8,119	(10)	444,109
	6,456	12,912	(7)	40.03	8/2/17	2,555	(11)	139,759
	—	4,755	(9)	127.21	7/31/18

(1)	The exercise price for all stock options is the fair market value of our common stock on the date of grant, which is equal to the closing price as reflected on The New York Stock Exchange composite tape.
(2)	The amounts were calculated by multiplying the closing market price of our common stock on May 29, 2009 of $54.70 per share by the number of unvested shares.
(3)	These options vested on August 4, 2009.

(4)	These restricted stock units vested on August 4, 2009.
(5)	These options vest on February 1, 2010.
(6)	These restricted stock units vest on October 6, 2009.
(7)	Half of these options vested on August 2, 2009 and half will vest on August 2, 2010.
(8)	These restricted stock units vest on February 1, 2010.
(9)	One-third of these options vested on July 31, 2009 and one-third vest on July 31 in each of 2010 and 2011.
(10)	These restricted stock units vest on August 2, 2010.
(11)	These restricted stock units vest on July 31, 2011.

Option Exercises and Stock Vested

The following table and accompanying notes set forth information about stock options that the Named Executive Officers exercised during fiscal 2009 and restricted stock units of the Named Executive Officers that vested during fiscal 2009.

Fiscal 2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James T. Prokopanko	—	—	3,470	$425,734
Lawrence W. Stranghoener	—	—	77,280	$6,975,680
Richard L. Mack	—	—	32,084	$2,456,274
Norman B. Beug	—	—	19,250	$1,473,698
Steven L. Pinney	—	—	30,654	$2,132,843

(1)	We calculated these amounts by multiplying the number of shares exercised times the difference between (a) the closing price of our common stock on the date of the option exercise as reported on The New York Stock Exchange composite tape and (b) the exercise price of the stock option.
(2)	We calculated these amounts by multiplying the number of shares vested times the closing price of our common stock as reported on The New York Stock Exchange composite tape on the vesting date.

Pension Benefits

Cargill Pension Plan

Messrs. Mack and Pinney participate in Cargill’s salaried employees’ pension plan. This plan is a tax-qualified defined benefit pension plan under the provisions of the Internal Revenue Code. Benefits under the plan are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s salaried employees’ pension plan for Messrs. Pinney or Mack after December 31, 2004. Accordingly, their total credited years of service primarily reflects their service with Cargill, while their credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s salaried employees’ pension plan for Messrs. Mack and Pinney includes post-combination compensation that we pay them.

In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s salaried employees’ pension plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of May 31, 2009, the unused portion of the $19.2 million cap was $12.0 million.

Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s salaried employees’ pension plan.

Supplemental Retirement Agreement

IMC and Mr. Beug entered into a supplemental retirement agreement prior to the business combination between IMC and the fertilizer businesses of Cargill. This agreement provides additional annual retirement benefits to Mr. Beug over the retirement benefits that would be payable to him under (a) our retirement plans that are available to salaried Canadian employees generally and (b) a defined benefit pension plan sponsored by another company from which we acquired our Belle Plaine potash mine and in which Mr. Beug participated prior to our acquisition of that mine. Benefits under the supplemental retirement agreement are based on years of service and final average salary prior to termination of employment or retirement. In addition, prior to the combination, IMC established a trust to secure the payment of certain retirement obligations, including Mr. Beug’s supplemental retirement agreement. The trust agreement requires that we fund 105% of the aggregate actuarially determined liabilities under all of these retirement obligations by means of contributions to the trust and/or by furnishing letters of credit to the trustee. As of the date of this Proxy Statement, we had furnished the trustee with a bank letter of credit in the amount of approximately $4.6 million.

The following table and accompanying narrative and notes provide information about the participation of the Named Executive Officers in Cargill’s salaried employees’ pension plan and under Mr. Beug’s supplemental retirement agreement.

Fiscal 2009 Pension Benefits Table

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Richard L. Mack(2)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	10	$74,000

Norman B. Beug(3)	Supplemental Retirement Agreement	32	$2,141,659

Steven L. Pinney(2)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	29	$608,000

(1)	These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known when they become eligible for payment.
(2)	Annual benefits under Cargill’s salaried employees’ pension plan are equal to the sum of:

•	Old Formula Benefit. The annual benefit for service through December 31, 1991 indexed for future salary increases. The benefit is:

•	1.50% of final average annual salary as of December 31, 1991 minus 1.25% of annual social security benefits at age 65 determined as of December 31 1991, multiplied times

•	years of service (not to exceed 40), multiplied times

•	an index factor. The index factor is determined by dividing final average salary at termination by final average salary determined at December 31, 1991; plus

•

New Formula Benefit. For service after December 31, 1991, the benefit is equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for social security purposes), all times years of service. Years of service are based on service after December 31, 1991 and are limited to (i) 40 years less service as of December 31, 1991 for the 0.80% component of the benefit, and (ii) 35 years less service as of December 31, 1991 for the 0.35% component of the benefit. For the new formula benefit, service is frozen for Messrs. Mack and Pinney as of December 31, 2004 and final average salary and covered compensation are as of the termination date.

Normal retirement benefits are payable at age 65. Messrs. Pinney or Mack may retire with unreduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Messrs. Mack and Pinney are ages 41 and 55, respectively, and had 14 and 33 years of credited vesting service at May 31, 2009.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%

If they terminate employment before age 55, they may either receive an unreduced benefit commencing at age 65, or may elect to receive a reduced benefit at an earlier date.

The normal form of payment of the annual benefit is a straight life annuity. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. The plan does not offer lump sum payments.

The credited years of service for Messrs. Mack and Pinney include their service with Cargill. Their benefits under the plan are fully vested.

Compensation Used to Determine Pension Benefits

Eligible compensation consists of base salary. Eligible compensation is limited under the Internal Revenue Code to $230,000 for calendar 2008 and $245,000 for calendar year 2009.

Valuation Assumptions

The amounts listed in the “Present Value of Accumulated Benefit” column of the Fiscal 2009 Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table are based on the following assumptions:

•

discount rates of 6.75%, 6.00% and 5.70% for the present value calculations as of May 31, 2009, March 1, 2008 and March 1, 2007, respectively, and post-retirement mortality using the RP-2000 mortality table with fixed 10-year , fixed 10-year and fixed 5-year projections for the present value calculations as of May 31, 2009, March 1, 2008 and March 1, 2007, respectively, combined mortality for active employees and retirees, and no collar adjustments. These are the same assumptions used by Cargill in determining the accumulated benefits under the Cargill salaried employees’ pension plan that it uses in determining its charges to us for the plan;

•	retirement age of 60, which is the earliest age that any Named Executive Officer may retire with unreduced retirement benefits under the plan; and

•	expected terminations, disability and pre-retirement mortality: none assumed.

The present values of the accrued benefits were calculated as of May 31, 2009, the date used by Cargill in determining its charges to us for the plan.

(3)	The benefits under Mr. Beug’s supplemental retirement agreement are determined by the following formula:

•	2% of Mr. Beug’s final average salary times his first 25 years of credited service; plus

•	1% of his final average salary times his years of credited service above 25 years, up to a maximum of ten years; minus

•	2% of the benefit payable to him for the first 25 years of credited service under the Canadian government’s pension plan; minus

•	the amount of the annual retirement benefit that he could purchase from the balance of his account under our Canadian defined contribution retirement plans in which he participates; minus

•

the amount of the normal benefit payable to him pursuant to a defined benefit pension plan of the company from which IMC acquired our Belle Plaine, Saskatchewan potash mine. Mr. Beug does not accrue additional pension benefits under this plan for his service with us, and we are not responsible for payments to Mr. Beug under this plan.

Mr. Beug’s credited years of service under the supplemental retirement agreement include his years of service with the company from which IMC acquired the Belle Plaine mine. Mr. Beug’s benefits under the supplemental retirement agreement are fully vested.

The earliest Mr. Beug is entitled to unreduced benefits under the agreement is age 62. Mr. Beug, who is age 57 at the date of this Proxy Statement, is entitled to elect to receive reduced benefits under the agreement upon retirement at age 55 or older. If Mr. Beug elects to receive benefits before age 62, the amount of his benefits determined in accordance with the first three bullet points in this footnote are reduced by one-third of 1% for each month between the date on which his benefits commence and age 62.

The normal form of payment of the annual benefit under the supplemental retirement agreement is equal monthly installments payable for life. If Mr. Beug is married at the time his benefits under the supplemental retirement agreement commence, his monthly retirement benefits are reduced to provide actuarially equivalent reduced monthly payments to him for life and 60% of the reduced monthly payment to his surviving spouse after his death, unless his spouse waives the right to these payments. In the event of Mr. Beug’s death prior to retirement, his spouse, beneficiary or estate would be entitled to payment equal to the actuarial equivalent of his vested benefits, either in the form of a lump sum or a lifetime pension.

The amounts in the “Present Value of Accumulated Benefit” column and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Fiscal 2009, 2008 and 2007 Summary Compensation Table for Mr. Beug under his supplemental requirement agreement were calculated using the following assumptions:

•

discount rates of 6.60%, 5.75% and 5.00% for the present values as of May 31, 2009, February 29, 2008 and February 28, 2007, respectively, and post-retirement mortality using the UP 94 generational mortality table as of May 31, 2009 and the UP94 mortality table projected to 2015 with scale AA as of February 29, 2008 and February 28, 2007;

•	salary scales of 4.0%, 4.0% and 3.5% for the present values as of May 31, 2009, February 29, 2008 and February 27, 2007, respectively; and

•	retirement at age 62, which is the earliest age that he may retire with unreduced benefits under the agreement.

These are the same assumptions we used for financial reporting purposes in our audited financial statements for fiscal 2009.

The present value of the accrued benefits was calculated as of May 31, 2009, the same measurement date used for our audited financial statements for fiscal 2009 with respect to Mr. Beug’s supplemental retirement agreement.

Non-Qualified Deferred Compensation

The table below sets forth the contributions, earnings and distributions for fiscal 2009 and balances at May 31, 2009 for each of the Named Executive Officers under our deferred compensation plan.

The “Executive Contributions in Last FY” column shows the deferral by each Named Executive Officer of a portion of salary or award under our Management Incentive Plan for fiscal 2009 that is reported in the Fiscal 2009, 2008 and 2007 Summary Compensation Table in the “Salary” or “Non-Equity Incentive Plan” column.

The “Registrant Contributions in Last FY” column reflects our contributions under the restoration provisions of our deferred compensation plan. The amount we credit under these restoration provisions is equal to the amount that would have been contributed to our tax-qualified defined contribution plan for the Named Executive Officer that exceeds limitations for tax-qualified plans under the Internal Revenue Code. The limit on contributions under the Internal Revenue Code was $46,000 for contributions for calendar 2008 and is $49,000 for contributions in calendar 2009. The formula for determining the aggregate amount of our contributions to the account of a Named Executive Officer to the tax-qualified and non-qualified plans is discussed in note (7)(b) to the Fiscal 2009, 2008 and 2007 Summary Compensation Table.

Each participant in our deferred compensation plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.

The “Aggregate Earnings in Last FY” column shows the earnings on each Named Executive Officer’s account balance for fiscal 2009, and the “Aggregate Balance at Last FYE” column shows the balance of each Named Executive Officer’s account as of the end of fiscal 2009. The “Aggregate Withdrawals/Distributions” column shows payments made to each Named Executive Officer from his account in fiscal 2009.

Our deferred compensation plan is available only for U.S. employees. Mr. Beug, who is an employee of our Canadian Potash business, is not eligible to participate in it and our Canadian Potash business does not have a deferred compensation plan.

Fiscal 2009 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
James T. Prokopanko	53,000	306,883	36,448	57,712	578,867
Lawrence W. Stranghoener	—	118,253	(43,690)	—	237,740
Richard L. Mack	83,700	95,313	17,818	80,774	228,001
Steven L. Pinney	19,500	90,138	(7,291)	—	256,574

(1)	These amounts are included as part of the compensation shown for the Named Executive Officer in the “Salary” or “Non-Equity Incentive Plan Compensation” column for fiscal 2009 in the Fiscal 2009, 2008 and 2007 Summary Compensation Table.
(2)	These amounts are included as part of the compensation shown for the Named Executive Officer in the “All Other Compensation” column for fiscal 2009 in the Fiscal 2009, 2008 and 2007 Summary Compensation Table and in the “Company Contributions to Defined Contribution Plans” column in the table in note (7) to the Fiscal 2009, 2008 and 2007 Summary Compensation Table.

(3)	Gains and losses accrue at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic Investment Plan. Because the rate of return is based on actual investment measures, no above-market earnings are paid. Accordingly, the amounts in this column were not included in the Fiscal 2009, 2008 and 2007 Summary Compensation Table on page 42.
(4)	The table below sets forth the amounts of executive and registrant contributions reported for the Named Executive Officers in the Summary Compensation Tables in our Proxy Statement for any prior year:

Name	Contributions ($)
James T. Prokopanko	349,832
Lawrence W. Stranghoener	169,750
Richard L. Mack	645,743
Steven L. Pinney	158,347

Potential Payments upon Termination or Change-in-Control

As discussed under “Compensation Components and Process – Severance and Change-in-Control Arrangements” in our Compensation Discussion and Analysis on page 36, we have senior management severance and change in control agreements with our executive officers, including the Named Executive Officers. As discussed in “Compensation Discussion and Analysis – Retirement Package” on page 38, Mr. Pinney retired on August 6, 2009 and is entitled to the benefits of a retirement package that set forth all matters relating to Mr. Pinney’s retirement, including those under his senior management severance and change-in-control agreement.

The severance and change-in-control agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of their employment:

•	by us with cause (as the term cause is described below);

•	by us without cause;

•	by the covered executive for good reason (as the term good reason is described below);

•	due to the covered executive’s death or disability; or

•	by the covered executive without good reason.

General Benefits

In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid. These amounts include:

•	base salary for services through the date of termination;

•	bonus amounts earned through the date of termination;

•	vested stock options;

•	compensation deferred by the executive officer and earnings on that deferred compensation;

•	benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 50; and

•

vested benefits under defined contribution retirement plans as described in note (7)(b) to the Fiscal 2009, 2008 and 2007 Summary Compensation Table and in the Fiscal 2009 Non-Qualified Deferred Compensation Table and accompanying narrative and notes.

Benefits upon Termination by Company without Cause or by Executive for Good Reason

In addition, in the event of termination by us without cause or by an executive officer for good reason, the executive officer is entitled to:

•	an amount equal to the executive officer’s annual base salary;

•

an amount equal to the executive officer’s prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the executive officer’s base salary;

•

if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan;

•

if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;

•	compensation for unused vacation; and

•	outplacement services for up to one year (to a maximum of $25,000).

These amounts would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.

Benefits Following Change-in-Control

In the event of termination by us without cause or by an executive officer for good reason:

•	within two years following a change-in-control (as the term change-in-control is described below); or

•

following our entry into a definitive agreement or plan that results in any of the following types of changes in control if the change-in-control occurs within six months after the date of termination:

•	an acquisition of 50% or more of the voting power of our outstanding voting stock;

•	a merger, consolidation, sale of substantially all assets or similar business combination; or

•	liquidation or dissolution of The Mosaic Company,

then the executive officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:

•

our CEO would be entitled to three times, and other executive officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary; and

•	the period for which we would reimburse the executive officer for group health and dental premiums would be extended from twelve months to eighteen months.

In addition, the severance and change-in-control agreements provide for us to “gross-up” the benefits payable to any executive officer following a change in control in the event of any excise tax imposed by Section 4999 of the Internal Revenue Code on parachute payments as defined in Section 280G of the Internal Revenue Code (subject to a de minimis threshold below which the benefits payable to the participant would be reduced to a level necessary to avoid the excise tax).

The severance and change in control agreements also provide that all stock options, restricted stock units and other equity awards granted under our Omnibus Incentive Plan to the executive officer will immediately vest upon a change in control.

Description of Key Terms

For purposes of the severance and change-in-control agreements, in general:

•	“Cause” means:

•	material breach of the severance agreement;

•	gross neglect or willful failure or refusal to perform the executive officer’s duties;

•	personal dishonesty intended to result in substantial personal enrichment at our expense;

•	willful or intentional acts to injure The Mosaic Company;

•	knowing and intentional fraud again us, our customers, suppliers, clients, agents or employees; or

•	conviction of a felony or any crime involving fraud, dishonesty or moral turpitude.

•	“Good reason” means:

•	material demotion in status or duties; or

•	requiring the executive officer to move his or her regular office location by more than 50 miles.

•	A “change-in-control” occurs if:

•	Cargill does not retain beneficial ownership of at least 50% of the voting power of our outstanding voting stock and one of the following events also occurs:

•	a majority of our directors are not individuals:

•	for whose election proxies were solicited by our Board; or

•	who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships;

•	50% or more of the voting power of our outstanding voting stock is acquired or beneficially owned by any person, entity or group that is unaffiliated with Cargill; or

•	consummation of a merger or consolidation of The Mosaic Company with or into another entity, a sale of substantially all assets or similar business combination, unless both:

•

the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; and

•	no person, entity or group that is unaffiliated with Cargill owns more than 50% of the voting stock of the surviving or acquiring entity;

•	Cargill acquires additional shares of our voting stock such that it owns 90% or more of the voting power of our outstanding voting stock; or

•	our stockholders approve a definitive agreement or plan to liquidate or dissolve The Mosaic Company.

Obligations of our Executive Officers

The severance and change-in-control agreements require our executive officers to:

•

furnish notice of good reason for termination by the executive officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the executive officer’s duties during the cure period;

•	furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the executive officer’s duties during the notice period;

•

furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without cause or by the executive officer with good reason; and

•	cooperate with the transition of the executive officer’s duties and responsibilities.

The severance and change-in-control agreements prohibit the executive officers from:

•	disclosing confidential information; and

•	for a period of 12 months following termination of employment:

•	soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or

•	competing with us.

Duration of Severance and Change-in-Control Agreements

A severance and change-in-control agreement has a three-year term unless renewed by us and the executive officer, except that following a change in control the term will extend to at least the second anniversary of the change in control.

Stockholders who are interested in additional detail may refer to the complete text of the severance and change-in-control agreements, copies of which we included as exhibits to our Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Acceleration of Stock Options and Restricted Stock Units upon Change-in-Control

In addition to the provisions of the severance and change in control agreements described above, outstanding stock options and restricted stock units granted beginning in fiscal 2006 include contractual provisions for acceleration of vesting upon a change in control, as defined in the contractual provisions. A change-in-control under these contractual provisions would generally be a change in control under the provisions of the severance and change-in-control agreements. The contractual provisions in our stock options and restricted stock units remain in place until expiration or vesting of the stock options or restricted stock units.

Stockholders who are interested in additional detail may refer to the complete text of the forms used for grants of stock options and restricted stock units, copies of which we included as exhibits to our Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Potential Acceleration of Payment of Non-Qualified Deferred Compensation

Our non-qualified deferred compensation plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.

Stockholders who are interested in additional detail may refer to the complete text of the plan, a copy of which we included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Quantification of Compensation Payable as a Result of Severance or Change-in-Control

The table below sets forth estimated potential incremental amounts payable to each Named Executive Officer pursuant to our severance and change-in-control agreements. Because Mr. Pinney’s senior management severance and change-in-control agreement was in effect at May 31, 2009, in accordance with SEC rules we are presenting Mr. Pinney’s estimated benefits under his senior management severance and change-in-control agreement even though it has been replaced with the retirement package that we discuss under “Compensation Discussion and Analysis – Retirement Package.”

We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:

•	the termination of employment was effective as of May 29, 2009, the last business day of fiscal 2009;

•	base salary was that in effect at May 29, 2009;

•

for each Named Executive Officer, the percentage designated by our Compensation Committee in lieu of the prior fiscal year target bonus percentage was that specified in the table under “Compensation Discussion and Analysis – Policy on Deductibility of Compensation” on page 38;

•	the pro rata portion of the annual bonus that would have been payable as of the date of severance was based on the actual bonus under our Management Incentive Plan for fiscal 2009;

•	reimbursement for health and dental premiums would be at the COBRA rates in effect at May 29, 2009 (or, in the case of Mr. Beug, the level of his Canadian benefits in effect at May 29, 2009);

•	unused vacation was the amount at May 29, 2009;

•	the maximum $25,000 amount of outplacement services is used;

•	we did not pay the executive officer any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;

•	the executive officer’s W-2 compensation for the five calendar years before the severance or change in control was the same as for calendar 2004 through 2008; and

•	there are no relevant changes in tax laws from those in effect as of May 29, 2009.

Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a Named Executive Officer can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.

Severance and Change-in-Control Compensation Table

		Change-in-Control Compensation
Name and Benefits	Termination Before Change-in-Control without Cause or for Good Reason ($)	Compensation due to Change-in- Control without Termination ($) (1)	Additional Compensation due to Termination After Change-in-Control without Cause or for Good Reason ($) (2)	Total Compensation due to Termination After Change-in- Control without Cause or for Good Reason ($) (3)
James T. Prokopanko
Cash Severance(4)	1,890,000	—	5,670,000	5,670,000
Stock Options	—	3,800,745	—	3,800,745
Restricted Stock Units	—	7,833,970	—	7,833,970
Group Health and Dental Reimbursement(5)	17,553	—	26,330	26,330
Compensation for Unused Vacation	—	—	—	—
Outplacement Services	25,000	—	25,000	25,000
Tax Gross-Up(6)	—	—	2,281,378	2,281,378

Total Estimated Incremental Value	1,932,553	11,734,715	8,002,708	19,637,422

Lawrence W. Stranghoener
Cash Severance(4)	945,000	—	1,890,000	1,890,000
Stock Options	—	1,047,397	—	1,047,397
Restricted Stock Units	—	2,148,124	—	2,148,124
Group Health and Dental Reimbursement(5)	17,553	—	26,330	26,330
Compensation for Unused Vacation	20,769	—	20,769	20,769
Outplacement Services	25,000	—	25,000	25,000
Tax Gross-Up(6)	—	—	—	—

Total Estimated Incremental Value	1,008,323	3,195,521	1,962,099	5,157,620

Richard L. Mack
Cash Severance(4)	709,500	—	1,419,000	1,419,000
Stock Options	—	808,509	—	808,509
Restricted Stock Units	—	1,652,378	—	1,652,378
Group Health and Dental Reimbursement(5)	17,553	—	26,330	26,330
Compensation for Unused Vacation	21,500	—	21,500	21,500
Outplacement Services	25,000	—	25,000	25,000
Tax Gross-Up(6)	—	—	—	—

Total Estimated Incremental Value	773,553	2,460,887	1,491,830	3,952,717

Norman B. Beug
Cash Severance(4)	579,418	—	1,158,836	1,158,836
Stock Options	—	756,935	—	756,935
Restricted Stock Units	—	1,543,634	—	1,543,634
Group Health and Dental Reimbursement(5)	3,019	—	4,528	4,528
Compensation for Unused Vacation	91,700	—	91,700	91,700
Outplacement Services	25,000	—	25,000	25,000

Total Estimated Incremental Value	699,137	2,300,569	1,280,064	3,580,633

Steven L. Pinney
Cash Severance(4)	651,750	—	1,303,500	1,303,500
Stock Options	—	756,935	—	756,935
Restricted Stock Units	—	1,543,634	—	1,543,634
Group Health and Dental Reimbursement(5)	17,553	—	26,330	26,330
Compensation for Unused Vacation	7,596	—	7,596	7,596
Outplacement Services	25,000	—	25,000	25,000
Tax Gross-Up(6)	—	—	—	—

Total Estimated Incremental Value	701,900	2,300,569	1,362,426	3,662,995

(1)	Shows the pre-tax amounts that the Named Executive Officers would realize if they had sold on May 29, 2009 at a price of $54.70, the closing price of our common stock on May 29, 2009, shares of our common stock that:

•	they could acquire pursuant to stock options for which we would accelerate vesting upon a change-in-control pursuant to the terms of the severance and change-in-control agreements; and

•	we would issue to the executive officers upon a change-in-control pursuant to the vesting of restricted stock units.

These amounts reflect an estimate of the compensation to the executive officers upon a change-in-control without termination of the executive officer’s employment.

(2)	Excludes the amounts in the “Compensation due to Change-in-Control without Termination” column and reflects the estimated amounts, in addition to those shown in the “Compensation due to Change-in-Control without Termination” column, of compensation to the executive officers upon termination of employment following a change-in-control.
(3)	Shows the sum of the amounts in the “Compensation due to Change-in-Control Column without Termination” and the “Additional Compensation due to Termination After Change-in-Control without Cause or for Good Reason” column, and reflects the estimated aggregate amounts of compensation to the executive officers upon termination of employment following the occurrence of an event that is a change-in-control.
(4)	Reflects base salary and an additional amount equal to the percent established by our Compensation Committee in lieu of prior fiscal year target bonus percent under our Management Incentive Plan multiplied by annual base salary, or following a Change-in-Control, three times (for Mr. Prokopanko) and two times (for other executive officers) base salary and such additional amount, plus, for an executive officer employed by us for three months or more during the fiscal year in which termination occurs, a pro rata portion of the annual bonus that would have been payable under the Management Incentive Plan.
(5)	Reflects the estimated amount that we would reimburse the executive officer if the executive officer elected to continue group health or dental coverage under COBRA (or, in the case of Mr. Beug, the level of his Canadian benefits in effect at May 29, 2009) for the maximum of eighteen months following a change-in-control and twelve months in all other cases provided under the severance and change-in-control agreements.
(6)	The excise tax imposed by the Internal Revenue Code on “excess parachute payments” is 20%. This excise tax, together with any corresponding tax gross-up, applies only if the total value of change in control payments calculated under Section 280G of the Internal Revenue Code equals or exceeds three times the average annual compensation attributable to the executive officer’s employment with us and Cargill over the prior five-year period. As a result, the gross-up amounts shown reflect each executive officer’s unique earnings history and can vary significantly from year to year.

Director Compensation

Non-Employee Directors

The director compensation policy in effect for fiscal 2009 provides for cash compensation to non-employee directors as follows:

•	an annual cash retainer of $170,000 to our Chairman of the Board and $85,000 to each other director;

•	an annual cash retainer of $20,000 to the Chair of our Audit Committee and $10,000 to other members of this Committee;

•	an annual cash retainer of $15,000 to the Chair of our Compensation Committee and $5,000 to other members of this Committee;

•

an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee, Environmental, Health and Safety Committee and Special Transactions Committee;

•

The Special Transactions Committee was disbanded in December 2008 at which time the Cargill Transactions Subcommittee of the Corporate Governance and Nominating Committee was established to review our material relationships with Cargill. Upon establishing the Cargill Transactions Subcommittee, our Board approved an annual cash retainer of $10,000 to be paid to the Chair of the Cargill Transactions Subcommittee; and

•

Our Board established a special committee comprised of all of the independent directors on the Board to consider governance matters relating to the expiration of the Amended and Restated Investor Rights Agreement we entered into with Cargill on August 17, 2006. The Board authorized a cash stipend in the amount of $25,000 to be paid to the Chair of the special committee.

In addition, the policy in effect during fiscal 2009 provided for an annual grant of restricted stock units, valued at $170,000 for our Chairman of the Board and $85,000 for each other director. Additional information about our annual grants of restricted stock units to directors is included in note (4) to the Fiscal 2009 Non-Employee Director Compensation Table below.

We do not pay meeting fees or provide any perquisites to our non-employee directors. We do reimburse our directors for travel and business expenses incurred in connection with meeting attendance.

Employee Directors

Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During fiscal 2009, James T. Prokopanko, our current Chief Executive Officer and President, was both an employee and a director. All of our compensation to Mr. Prokopanko for fiscal 2009 is set forth under “Executive Compensation Tables” beginning on page 42.

The following table and accompanying narrative and notes provide information about our compensation for service during fiscal 2009 by directors who were not employees at any time during the fiscal year.

Fiscal 2009 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	Stock Awards ($) (3)(4)(5)	Option Awards ($) (6)	Total ($)
F. Guillaume Bastiaens	100,000	54,482	—	154,482
Raymond F. Bentele	95,000	54,482	—	149,482
Phyllis E. Cochran	100,000	54,482	—	154,482
Richard D. Frasch	85,000	54,482	—	139,482
William R. Graber	105,000	54,482	—	159,482
Robert L. Lumpkins	170,000	108,987	—	278,987
Harold H. MacKay	130,000	54,482	—	184,482
David B. Mathis	100,000	54,482	—	154,482
William T. Monahan	110,000	54,482	—	164,482
James L. Popowich	85,000	54,482	—	139,482
David T. Seaton	11,875	5,241	—	22,744
Steven M. Seibert	85,000	54,482	—	139,482

(1)	Reflects the aggregate amount of the cash retainers paid for fiscal 2009.

(2)	Our unfunded non-qualified deferred compensation plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. Directors’ fees deferred for fiscal 2009 are included in the amounts shown in this column. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic Investment Plan, except that our common stock is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. No directors participated in the non-qualified deferred compensation plan during fiscal 2009.

Our non-qualified deferred compensation plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.

Stockholders who are interested in additional detail may refer to the complete text of the plan, a copy of which we included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

(3)	Reflects the compensation cost for restricted stock units granted to directors, determined in accordance with FAS 123R except that, in accordance with SEC rules, the amounts shown disregard the estimate of forfeitures related to service-based vesting conditions prescribed by FAS 123R.

The grant date fair value of fiscal 2009 awards, determined in accordance with FAS 123R, was $170,001 for Mr. Lumpkins, $42,510 for Mr. Seaton and $84,982 for each other director included in the table.

The assumptions used in our valuation of these awards are discussed in note 19 to our audited financial statements for fiscal 2009.

(4)	The date of our annual grant of restricted stock units to non-employee directors in fiscal 2009 was October 9, 2008, the date of our 2008 Annual Meeting of Stockholders.

Mr. Seaton was appointed as a director on April 15, 2009. The date of grant to him of restricted stock units for his service as a director during fiscal 2009 was April 16, 2009, the day after his appointment.

We establish the number of shares subject to the grant of restricted stock units by dividing the target value of the grant by the closing price of a share of our common stock on the date of grant.

The restricted stock units granted in fiscal 2009 to non-employee directors will vest completely on April 16, 2010 in the case of Mr. Seaton and October 9, 2009 in the case of the other directors. If a director ceases to be a director prior to vesting, the director will forfeit the restricted stock units except in the event of death (in which case the restricted stock units will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. For vested restricted stock units, common stock will be issued immediately, in the event of the director’s death, or on April 16, 2012, in the case of Mr. Seaton, or October 9, 2011 in the case of the other directors, except that restricted stock units of a director who is removed for cause will be forfeited. The fiscal 2009 restricted stock unit awards include dividend equivalents that will be paid at the same time as we issue shares of our common stock after the awards vest. A director may elect that up to half of the restricted stock units granted to the director in fiscal 2009 be paid in cash rather than shares of common stock.

(5)	The following table shows the number of restricted stock units held at May 31, 2009 by each director who was not an employee at any time during the fiscal year:

Director	Restricted Stock Units Held at May 31, 2009 (#)	Vesting Date (a)
Robert L. Lumpkins	8,414 3,248 4,655	8/4/09 8/2/10 10/9/09

Each of F. Guillaume Bastiaens, Raymond F. Bentele, William R. Graber, Harold H. MacKay, David B. Mathis, William T. Monahan and Steven M. Seibert	4,207 1,624 2,327	8/4/09 8/2/10 10/9/09

Phyllis E. Cochran	3,888 1,624 2,327	10/6/09 8/2/10 10/9/09

Richard D. Frasch	1,054 2,327	10/12/10 10/9/09

James L. Popowich	297 2,327	1/14/11 10/9/09

David T. Seaton	973	4/16/10

(a)	The restricted stock units vest on the earlier of (a) the date indicated in this column or (b) subject to the approval of the Board in its sole discretion, a director’s departure from the Board for reasons other than removal for cause or before the annual meeting of stockholders following the date of grant.

(6)	The following table shows the number of shares subject to stock options held at May 31, 2009 by each director who was not an employee at any time during the fiscal year. These options were granted by IMC to its directors prior to the business combination between IMC and the fertilizer businesses of Cargill and were assumed by us in the combination. All of these options are fully vested.

Director	Nonqualified Stock Options Vested and Exercisable at May 31, 2009 (#)	Grant Price ($)	Expiration Date
Harold H. MacKay	4,800 9,150 7,800	12.15 9.75 11.59	5/10/12 5/16/13 5/14/14

David B. Mathis	2,500 9,800 7,800	14.66 12.15 11.59	4/25/10 5/10/12 5/14/14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were formed on October 22, 2004 through the business combination of IMC Global Inc., or IMC, and the fertilizer businesses of Cargill. Cargill owned approximately 64.23% of our outstanding common stock as of August 10, 2009. In addition, Mr. Frasch is an executive of Cargill, and in certain cases he may participate in or supervise the transactions discussed below on behalf of Cargill. Mr. Lumpkins is a former Vice Chairman and Chief Financial Officer and Mr. Bastiaens is a former Vice Chairman of Cargill. Prior to joining us as Executive Vice President and Chief Operating Officer in July 2006, Mr. Prokopanko was a Corporate Vice President of Cargill. In their prior roles on behalf of Cargill, Mr. Lumpkins, Mr. Bastiaens or Mr. Prokopanko may have participated in or supervised one or more of the transactions discussed below on behalf of Cargill.

We discuss our material relationships with Cargill in the following paragraphs.

Registration Rights Agreement

In connection with the combination between IMC and the fertilizer businesses of Cargill, we and Cargill entered into a registration rights agreement.

Pursuant to the registration rights agreement, Cargill has the right to request that we file a registration statement with the SEC for an offering of Cargill’s shares of our common stock. We are required to use commercially reasonable efforts to cause any such demand registration statement to become effective under the Securities Act of 1933. We have agreed to effect up to five demand registrations, any of which may be a shelf registration. The market value of the shares of our common stock to be included in any demand registration must be at least $10 million. We will not be obligated to effect a demand registration within 270 calendar days of the effective date of the immediately preceding demand registration.

If we propose to register any of our securities under the Securities Act of 1933, Cargill may request that we include all of its shares of our common stock in the registration.

We are required to pay all expenses of registration under the registration rights agreement, including the legal fees of one counsel for Cargill, but excluding underwriting discounts and commissions and any other legal fees of Cargill.

Reimbursement of Pre-Combination Incentive Compensation

In connection with the combination between IMC and the fertilizer businesses of Cargill, certain former Cargill employees who became our employees retained their stock options and cash performance options granted by Cargill prior to the combination pursuant to Cargill’s compensation plans. Liabilities associated with these stock options and cash performance options were primarily related to the Cargill fertilizer businesses and we assumed them. Our maximum aggregate reimbursement obligation to Cargill for costs associated with pre-combination stock options and cash performance options under no circumstances can exceed $9.8 million. We have no reimbursement obligation for any pre-combination stock option or cash performance option award to any former Cargill employees who are our executive officers. During our 2009 fiscal year, Cargill credited approximately $0.6 million for costs associated with the pre-combination stock options and cash performance options.

Pension Plans and Other Benefits

Pension and other postretirement benefit liabilities for certain former employees of Cargill’s fertilizer businesses were not transferred to us in the combination between IMC and the fertilizer businesses of Cargill.

These former Cargill employees remain eligible for pension and other postretirement benefits under Cargill’s plans. Cargill incurs the associated costs and charges them to us. The amount that Cargill may charge us for these pension costs may not exceed $2.0 million per year and is capped at $19.2 million in the aggregate. This cap does not apply to the costs associated with certain active union participants who continue to earn service credit under Cargill’s pension plan.

Special Transactions Committee, Cargill Transactions Subcommittee and Transactions with Cargill

Pursuant to an Investor Rights Agreement between us and Cargill that expired in October, 2008, we had established special approval requirements for commercial and other transactions, arrangements or agreements between Cargill and us. These provisions required the approval of the transactions, arrangements or agreements by a majority of our directors who were former directors of IMC, or their successors, who were deemed “non-associated,” or independent, unless the transactions, arrangements or agreements were exempt under guidelines established by the Special Transactions Committee of our Board. These independent former IMC directors comprised the Special Transactions Committee of our Board. The Special Transactions Committee charter provided for it to oversee transactions involving Cargill with the objective that they be fair and reasonable to us. Further, pursuant to its charter, the Special Transactions Committee had a policy under which the Special Transactions Committee delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers. The internal management committee was required to report its activities to the Special Transactions Committee on a periodic basis.

On December 11, 2008, our Board, on the recommendation of the Special Transactions Committee and our Corporate Governance and Nominating Committee, disbanded the Special Transactions Committee and replaced the special approval requirements for transactions, arrangements or agreements between Cargill and us that had been established under the expired Investor Rights Agreement with new special approval requirements under which responsibility for approval of these transactions has been transferred to a newly formed Cargill Transactions Subcommittee of the Corporate Governance and Nominating Committee comprised solely of independent directors in accordance with procedures it established. As described under “Policies Relating to the Board of Directors – Policies and Procedures Regarding Transactions With Related Persons,” our Related Person Transactions Approval Policy provides for the delegation of approval authority for certain transactions with Cargill, other than those of the type described in our Related Person Transactions Approval Policy, to an internal committee comprised of senior managers. The internal management committee is required to report its activities to the Cargill Transactions Subcommittee on a periodic basis.

Since the beginning of our 2009 fiscal year, we engaged in various transactions, arrangements or agreements with Cargill which are described below. The Special Transactions Committee or the Cargill Transactions Subcommittee, as applicable, or our internal management committee have either approved or ratified these transactions, arrangements or agreements.

We negotiated each of the following transactions, arrangements and agreements with Cargill on the basis of what we believe to be competitive market practices.

Master Transition Services Agreement and Amendment; Master Services Agreement

In connection with the combination between IMC and the fertilizer businesses of Cargill, we and Cargill entered into a master transition services agreement. Pursuant to the master transition services agreement, Cargill agreed to provide us with various transition-related services pursuant to individual work orders negotiated with us. We have entered into individual work orders for services in various countries, including Argentina, Australia, Brazil, Canada, Chile, China, Hong Kong, India, Mexico, Thailand, the United States and Vietnam. Each of these work orders has been approved by the Special Transactions Committee or our internal management committee. Generally speaking, each work order is related to services provided by Cargill for its fertilizer businesses prior to the combination which were continued for our benefit post-combination. Services provided by Cargill include, but are not limited to, accounting, accounts payable and receivable processing, certain financial reporting, financial service center, graphics, human resources, information technology, insurance, legal, license and tonnage reporting, mail services, maintenance, marketing, office services, procurement, public relations, records, strategy and business development, tax, travel services and expense reporting, treasury, and other administrative and functional related services. The services performed may be modified by our mutual agreement with Cargill. The initial master transition services agreement with Cargill expired in October 2005 and was renewed through October 2006. In October 2006 Cargill agreed to continue to provide certain services to us and the parties entered into a master services agreement on terms similar to the master transition services agreement. We have renewed several work orders under which Cargill had been performing services on a transitional basis. Each of these work orders has been approved by the Special Transactions Committee, the Cargill Transactions Subcommittee or our internal management committee. We believe that the fees we pay for these services are comparable to those that we would pay if we performed them or had them performed by unaffiliated third parties. We paid Cargill approximately $11.3 million for the global services provided by Cargill under the master services agreement in fiscal 2009.

Fertilizer Supply Agreement (United States)

We sell fertilizer products to Cargill’s AgHorizons business unit which it resells through its retail fertilizer stores in the U.S. Under a fertilizer supply agreement, we sell nitrogen, phosphate and potash products at prices set forth in price lists that we issue from time to time to our customers. In addition, we may sell to Cargill certain products produced by third parties. We have also agreed to make available to Cargill AgHorizons, on regular commercial terms, new fertilizer products and agronomic services that are developed. Cargill AgHorizons is not obligated to purchase any minimum volume of fertilizer products and we are under no obligation to supply such products unless the parties agree to specific volumes and prices on a transaction-by-transaction basis. Our supply agreement is in effect until terminated by either party on three months written notice. We sold approximately $30.9 million of fertilizer products to Cargill AgHorizons in fiscal 2009.

Fertilizer Supply Agreement (Canada)

We sell fertilizer products produced to a Canadian subsidiary of Cargill. Cargill purchases the substantial majority of its Canadian fertilizer requirements from us for its retail fertilizer stores in Western Canada. The agreement provides that we will sell nitrogen, phosphate and potash products at prices set forth in price lists we issue from time to time to our customers. In addition, we may sell Cargill certain products produced by third parties for a per tonne sourcing fee. In exchange for Cargill’s commitment to purchase the substantial majority of its fertilizer needs from us and because it is one of our largest customers in Canada, we have also agreed to make new fertilizer products and agronomic services, to the extent marketed by us, available to Cargill on regular commercial terms. We have also granted Cargill price protection against sales made to other retailers for equivalent products or services at lesser prices or rates. In addition, because of the volume of purchases by Cargill, we have agreed to pay a per tonne rebate at the end of each contract year if annual purchase volumes exceed certain thresholds. This agreement is in effect until June 30, 2010. We sold approximately $161.1 million of fertilizer products to Cargill under this supply agreement in fiscal 2009.

Phosphate Supply Agreement (Argentina)

We have a supply agreement with Cargill’s subsidiary in Argentina for phosphate-based fertilizers. Cargill has no obligation to purchase any minimum quantities of fertilizer products from us and we have no obligation to supply any minimum quantities of products to Cargill. This agreement was in effect through May 31, 2009. We sold approximately $14.1 million of fertilizer products to Cargill under this supply agreement in fiscal 2009.

Spot Fertilizer Sales

From time to time, we make spot fertilizer sales to Cargill’s subsidiary in Paraguay and Bolivia. Pricing for fertilizer sales under this relationship is by mutual agreement of the parties at the time of sale. We are under no obligation to sell fertilizer to Cargill under this relationship. This agreement is in effect until December 22, 2009. Cargill purchased approximately $21.2 million of fertilizer products from us in fiscal 2009.

Agreement for Supply of Untreated Granular White Potassium Chloride

We have an agreement to sell untreated white muriate of potash to Cargill’s salt business in the United States. Under this arrangement, which expires on December 31, 2011, white muriate of potash is sold at fixed prices to be adjusted quarterly and delivered to various Cargill facilities. Cargill is required to purchase 100% of its requirements for this product during the term of this agreement. We sold approximately $5.6 million of potash to Cargill under this agreement in fiscal 2009.

Feed Supply Agreements and Renewals

We have various agreements relating to the supply of feed grade phosphate, potash and urea products to Cargill’s animal nutrition, grain and oilseeds, and poultry businesses. The sales are generally on a spot basis in Bolivia, Brazil, Canada, Indonesia, Malaysia, Mexico, Philippines, Taiwan, Thailand, United States, Venezuela and Vietnam. Cargill has no obligation to purchase any minimum of feed grade products from us and we have no obligation to supply any minimum amount of feed grade products to Cargill. Sales are negotiated by the parties at the time of purchase. These supply agreements are in effect until May 31, 2010. We sold approximately $29.6 million of feed grade products to Cargill under these agreements in fiscal 2009.

Fertilizer Agency Agreement

We retained Cargill’s subsidiary in Canada to perform marketing services for us relating to the sale of our fertilizer products to independent dealers in Western Canada, including the provinces of Manitoba, Saskatchewan, Alberta and British Columbia. Cargill has also assumed the accounts receivable credit risk in the event of nonpayment by our customers. We are responsible for establishing the prices and other terms upon which Cargill will solicit orders for our fertilizer products. We pay Cargill a per tonne marketing fee based on the estimated cost of marketing fertilizer in Western Canada if we did so with an internal sales force. This agreement was terminated on November 30, 2008. We paid Cargill approximately $0.5 million for marketing services under this agreement in fiscal 2009.

Ocean Transportation Agreement

We have a non-exclusive agreement with Cargill’s Ocean Transportation Division to perform various freight related services for us. Freight services include, but are not limited to: (i) vessel and owner screening, (ii) freight rate quotes in specified routes and at specified times, (iii) advice on market opportunities and freight strategies for the shipment of our fertilizer products to international locations, and (iv) the execution of various operational tasks associated with the international shipment of our products. We pay the following fees: (1) in the case of voyage charters, an address commission calculated as a percentage of the voyage freight value; (2) in the case of time charters, an address commission calculated as a percentage of the time-charter hire; and (3) in the case of forward freight agreements, a commission calculated as a percentage of the forward freight agreement notional value. Our agreement provides that the parties may renegotiate fees during its term, and the agreement is in effect until either party terminates it by providing 60 days prior written notice to the other party. We paid Cargill approximately $161.0 million (inclusive of fees and freight paid to Cargill, which is responsible for payment to vessel owners and charterers) for freight and related services under this agreement in fiscal 2009.

Barge Freight Sales Agreement

We have an agreement with Cargill under which we purchase northbound and southbound barge freight for the transport of our nitrogen, phosphate and potash fertilizer products in the United States. Cargill has agreed to provide suitable covered hopper barges with towing power as required. The agreement includes standard barge freight terms such as destination restrictions, surcharge adjustments, tonnage minimums, free time, demurrage, barge cleaning and other terms. We and Cargill have agreed on barge freight rates calculated on a per tonne basis which are dependent upon the origin and destination of our shipments. This agreement expired on July 31, 2009 and will not be renewed. We paid approximately $4.3 million to Cargill for barge freight and related services under this agreement in fiscal 2009.

Services Agreements for Logistics and General Services

Our Argentine subsidiary has entered into services agreements with Cargill’s Argentine subsidiary, which originates fertilizer and sells crop nutrients to farmers from its country stations in Argentina. Under the terms of the services agreement, we supply services related to fertilizer origination, administration, storage and dispatch. This agreement expired on May 31, 2009 and was not renewed. We have also agreed to make available to Cargill 50,000 tonnes of storage space per month as well as to a daily dispatch of 30 trucks for fertilizer shipments. Fees are paid by Cargill based upon a fee schedule for each service we perform. Cargill paid approximately $8.0 million to us for these services in fiscal 2009.

In addition, we have entered into an agreement to provide services to Cargill’s Argentine subsidiary relating to the purchase, import, storage, transportation, distribution, marketing and sale of fertilizers and/or petrochemicals. To leverage our fertilizer infrastructure and expertise, we have agreed to perform certain purchasing and forwarding management services, and have also agreed to provide counseling in the administration and handling of fertilizer stocks, equipment maintenance, general and special technical agronomic matters, research and development, commercial management and personnel training. This agreement expired on May 31, 2009 and was not renewed. Fees are pursuant to a price list agreed to by the parties. Cargill paid approximately $0.8 million to us for services pursuant to this agreement in fiscal 2009.

Shared Services and Access Agreements

We have an agreement with Cargill relating to miscellaneous operational matters at our Houston, Texas port facility and at our Savage, Minnesota river facility, both of which are adjacent to grain, oilseed and/or salt facilities owned and operated by Cargill. The agreements address various co-location matters, including the granting of easements from one party to the other, understandings relating to shared services and the allocation or sharing of costs relating to matters such as security, vessel berthing and logistics, channel dredging, utilities, truck scales, road and rail track maintenance, as well as other repair and maintenance activities. In addition, the Houston agreement calls for us to provide loading and unloading services to Cargill at specified per tonne rates. The Savage arrangement provides that we will perform unloading services for Cargill’s salt business between March and November, weather conditions permitting, and further provides that we will scale trucks loaded with salt for a negotiated fee. The agreements will be in effect as long as we and Cargill own property at the Houston and Savage facilities. Cargill paid us approximately $0.3 million for services performed by us under these agreements in fiscal 2009.

Storage and Handling Agreement

We have an agreement with Cargill’s subsidiary in Canada for the exclusive storage of various fertilizer products in Clavet, Saskatchewan. Under this arrangement Cargill also performs certain unloading, transfer and loading services for us. We guarantee a minimum 35,000 tonnes of combined throughput each year. The initial term of this agreement expired on September 30, 2007 but automatically renews for successive one year terms unless terminated by either party upon 60 days notice prior to the end of any renewal term. We paid approximately $1.2 million to Cargill for storage and handling services under this agreement in fiscal 2009.

Barter Agreements

We have a barter relationship with Cargill’s grain and oilseeds business in Brazil. Cargill’s Brazilian subsidiary, Mosaic and Brazilian farmers may, from time to time, enter into commercial arrangements pursuant to which farmers agree to forward delivery grain contracts with Cargill, and in turn, use cash generated from the transactions to purchase fertilizer from us. Similarly, in Argentina, we enter into agreements with farmers who purchase fertilizer products from us and agree to sell their grain to us upon harvest. Upon receipt of the grain, we have agreements to sell it to Cargill’s grain and oilseed business in Argentina. The number of barter transactions with Cargill’s subsidiaries varies from year to year. The Brazil agreement remains in effect until either party terminates it by providing 90 days prior written notice to the other party. In Argentina, the agreement is in effect until May 31, 2010. Cargill paid us approximately $26.6 million in Brazil and $22.7 million in Argentina under these relationships in fiscal 2009.

Energy Services Consulting Agreement

We have an Energy Services Consulting Agreement with Cargill. Under the terms of this agreement, Cargill provides natural gas risk management consulting services to us in the United States. The current agreement replaced a temporary month-to-month risk management agreement between the parties. The agreement is for a one year term and automatically renews at the end of each calendar year unless otherwise terminated by either party. This agreement was terminated on November 30, 2008. We paid Cargill approximately $0.1 million for risk management consulting services under this agreement in fiscal 2009.

Vegetable Oil Loadout Agreement

We have regularly provided loadout services at our Quebracho, port facility in Argentina for Cargill’s grain and oilseed business in Argentina which is located adjacent to our fertilizer operations. We have a 50-year agreement under which we have agreed to continue to loadout refined vegetable oil to vessels provided by Cargill. In exchange for these loadout services Cargill paid us approximately $0.2 million in fiscal 2009.

Miscellaneous Co-Location Agreements

We have various office sharing and sublease arrangements with Cargill in various geographic locations, including with respect to certain offices in Argentina, China, Hong Kong and the United States.

Aircraft Time Sharing Agreement

We have a time sharing arrangement for the lease of certain aircraft operated by Cargill. Corporate aircraft are made available to us for use on an as-available basis. This agreement is in effect until terminated by either party on 90 days prior written notice. The aircraft is leased pursuant to Federal Aviation Administration regulations. We pay Cargill a fee not to exceed the actual expenses for each flight. We paid Cargill approximately $0.4 million under this arrangement in fiscal 2009.

Offer of Single Superphosphate

We have a supply agreement with Cargill’s subsidiary in Argentina for single superphosphate. Cargill has no obligation to purchase any minimum quantities of fertilizer products from us and we have no obligation to supply any minimum quantities of products to Cargill. This agreement was renewed through May 31, 2009, and is currently being reviewed for an extended term. We sold approximately $10.0 million of single superphosphate to Cargill under this agreement in fiscal 2009.

Fertilizer Supply Agreement

On July 18, 2008, Phosphate Chemicals Export Association, Inc. (“PhosChem”), a consolidated subsidiary of ours, and of which one of our subsidiaries is a member, and Cargill S.A.C.I. entered into a supply agreement for spot sales of fertilizer products to Cargill in Argentina. The fertilizer products are sold at prices negotiated at the time of sale. This agreement expired May 31, 2009 and was not renewed. PhosChem sold approximately $23.0 million of fertilizer products to Cargill in fiscal 2009.

Trade Flow to India

PhosChem has an agreement with Cargill pursuant to which Cargill may elect to participate in PhosChem’s fertilizer export sales to customers in India. Pursuant to the agreement, PhosChem receives payment for the sale to Cargill in an amount equal to the full sales price to the end customer. Cargill provides financing to various third party Indian customers or Cargill subsidiaries in India and pays PhosChem a fixed fee based on the value of each applicable transaction. Cargill bears all additional risks including incremental customs duty due to the use of the trade flow structure. The term of this agreement expires on July 21, 2010. Cargill paid approximately $1.0 million to PhosChem under this agreement in fiscal 2009.

Miscellaneous

There are various other agreements between us and Cargill which we believe are not significant to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, the Compensation Committee of our Board of Directors was comprised of Ms. Cochran and Messrs. Bastiaens, Mathis, Monahan and Popowich. No Compensation Committee interlocks nor insider participation occurred during fiscal 2009.

PROPOSAL NO. 2 – APPROVAL OF AMENDED PERFORMANCE GOALS UNDER THE

MOSAIC COMPANY 2004 OMNIBUS STOCK INCENTIVE PLAN

Our stockholders are being asked to re-approve the performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan (“Omnibus Incentive Plan”). The Omnibus Incentive Plan was initially approved by the Board of Directors and approved by our stockholders in October 2004, amended with stockholder approval in October 2006 and further amended by our Board in July 2009. The purpose of asking stockholders to re-approve the performance goals under the Omnibus Incentive Plan is so that certain incentive awards granted thereunder may qualify as exempt “performance-based” compensation under Section  162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Background

Section 162(m) limits to $1,000,000 the tax deductibility of certain executive compensation paid to Mosaic’s chief executive officer and the three other most highly compensated officers (other than the chief financial officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. An exception to this limitation (the “Performance Exception”), however, applies to “performance-based” compensation as defined in the regulations under Section 162(m).

The Omnibus Incentive Plan gives the Board’s Compensation Committee or a subcommittee thereof the ability to grant options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), dividend equivalents and other stock-based awards that are designed to qualify for the Performance Exception (“Qualified Performance-Based Awards”). Options and SARs meet the Performance Exception because their value is based solely on any increase in the value of Mosaic’s stock after the date of grant. Other Qualified Performance-Based Awards are granted subject to the attainment of one or more preestablished, objective performance goals specified in the Omnibus Incentive Plan. The Omnibus Incentive Plan provides that the maximum amount payable pursuant to all performance awards to any participant in the aggregate in any fiscal year shall be $5,000,000 in value, whether payable in cash, shares or other property.

One of the requirements under the Performance Exception is stockholder approval of the performance goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than options and SARs to continue to qualify for the Performance Exception, stockholders must approve the material terms of the applicable performance goals every five years. The material terms of the performance goals for Qualified Performance-Based Awards other than options and SARs under the Omnibus Incentive Plan were last approved on October 20, 2004 (at the same time that the Omnibus Incentive Plan was approved by our stockholders). Therefore, we are asking for your approval of the material terms of the performance goals again this year in order that we may continue to deduct for federal income tax purposes compensation paid to our chief executive officer and the three other most highly compensated executive officers (other than our chief financial officer) under the Omnibus Incentive Plan based on the attainment of these performance goals.

In addition, since we developed the current performance goals in 2004, we have identified other potential performance criteria for Qualified Performance-Based Awards that we might potentially find useful in linking the incentive compensation of plan participants to the achievement of some of our key business priorities. In particular, we believe it is useful for us to have the flexibility to create incentives and awards for employee engagement, environmental, health, safety and security performance and other operating metrics. Therefore, we added in the Omnibus Incentive Plan performance criteria related to these goals, as well as updated the definition of “performance goal” in general to broaden and clarify the list of generally used objective financial measures. No other amendments or alterations to the Omnibus Incentive Plan are being made at this time.

Performance Goals

Qualified Performance-Based Awards other than options and SARs are subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, margins (including one or more of gross, operating and net income margins), returns (whether pre-tax or after tax, including one or more of return on actual or pro forma assets, net assets, equity, investment, invested capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. The Board has amended the Omnibus Incentive Plan to add the following additional performance criterion: employee engagement, environmental, health, safety and security performance and other operating metrics. These criteria may be used in the future in formulating compensation performance goals for participants.

These performance goals may be absolute or relative to the performance of one or more other companies comparable to Mosaic or of an index covering multiple companies. In establishing performance goals, the Committee may specify that there shall be excluded the effect of certain events. These events include but are not limited to: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

The full text of the revised definition of “performance goals” used in the Omnibus Incentive Plan, appears in Appendix A to this Proxy Statement.

The Board recommends that stockholders re-approve the performance goals under the Omnibus Incentive Plan. If the requisite stockholder approval of the performance goals is not obtained, we may continue to grant awards under the Omnibus Incentive Plan in accordance with its terms. However, certain awards under the Omnibus Incentive Plan may not constitute “performance-based” compensation under Section 162(m), and accordingly, may not be tax deductible by Mosaic depending upon the facts and circumstances.

Summary of the Omnibus Incentive Plan

The Omnibus Incentive Plan, as amended, is attached as Appendix A. The following summary is qualified in its entirety by reference to Appendix A.

Pursuant to the Omnibus Incentive Plan, officers, other full or part-time employees, directors, consultants, agents, advisors or independent contractors of Mosaic may receive awards, including options to purchase common stock, SARs, restricted stock, RSUs, performance awards (including performance awards that are “qualified performance-based compensation” within the meaning of Section 162(m)), dividend equivalents, other stock grants and other stock-based awards. In the aggregate, 25,000,000 shares of our common stock are authorized for issuance under the Omnibut Incentive Plan. The Omnibus Incentive Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Omnibus Incentive Plan must equal or exceed the fair market value of the common stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Omnibus Incentive Plan is administered by the Compensation Committee or a subcommittee thereof. Currently, approximately 7,500 individuals are eligible to participate in the Omnibus Incentive Plan, although historically approximately 350 individuals have been selected by the Compensation Committee to receive awards under the Omnibus Incentive Plan.

The Board of Directors may amend or discontinue the Omnibus Incentive Plan at any time, provided, however, without the approval of our stockholders, no such amendment or discontinuation shall be made that, absent such approval, (i) would violate the rules or regulations of the NYSE or any other securities exchange that are applicable to us, (ii) would increase the number of shares authorized under the Omnibus Incentive Plan, (iii) would increase the number of shares subject to the limitations set forth in the Omnibus Incentive Plan for compliance with Section 162(m), (iv) would permit the award of options or stock appreciation rights at less than fair market value on the date of grant or the repricing of awards, or (v) would expand the classes or categories of persons eligible to receive awards under the Omnibus Incentive Plan. The Board of Directors may not alter or impair any option or award previously granted under the Omnibus Incentive Plan without the consent of the holder of the option or award.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value (determined as of the exercise date) of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon exercising an SAR, the holder must recognize ordinary income equal to the amount of any cash received and the fair market value (determined as of the exercise date) of any shares of our common stock received, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequences upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired by exercising a non-qualified stock option or SAR. We may be entitled to an income tax deduction if shares acquired by exercising an ISO are disposed of before satisfaction of the applicable ISO holding periods set forth in the Internal Revenue Code.

Awards Other than Options and SARs. Awards granted under the Omnibus Incentive Plan that are payable either in cash or shares of our common stock and that are either transferable or not subject to substantial risk of forfeiture will generally be taxable upon receipt. The holder of the award must recognize ordinary income equal to (a) the amount of cash received and (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Awards that are payable in shares of our common stock and that are not transferable and subject to a substantial risk of forfeiture are generally not subject to federal income tax when awarded unless the holder of the award makes an election under the Internal Revenue Code to accelerate income recognition to the date of the award. Absent an election, such awards generally will be subject to ordinary income tax at the time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, in an amount equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount, if any, paid for the shares by the holder of the award. We will generally be entitled to a corresponding deduction at the time the holder of the award recognizes ordinary income.

Wages. Taxable ordinary income recognized by a recipient with respect to an award will be treated as wages subject to income and employment tax withholding.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Omnibus Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Incentive Plan. As noted above in “Policy on Deductibility of Compensation” on page 38, restricted stock units issued to date are not “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code to recognize income at the time of exercise or grant, shares received through the exercise of a stock option or SAR, or upon a grant of shares pursuant to another award, may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the Omnibus Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

New Plan Benefits

No awards made under the Omnibus Incentive Plan prior to the date of the 2009 Annual Meeting of Stockholders have been made subject to stockholder approval of amended performance goals under the Omnibus Incentive Plan. The number and types of awards that will be granted under the Omnibus Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its discretion in accordance with the terms of the Omnibus Incentive Plan. The last sale price of our common stock as reported by the NYSE on August 10, 2009, was $52.90 per share.

Historical Awards Under the Omnibus Incentive Plan

The following table sets forth information with respect to RSUs and stock option grants to the specified individuals and groups set forth below, each pursuant to the Omnibus Incentive Plan as of August 10, 2009.

Name and Principal Position	Restricted Stock Units	Options Granted
James T. Prokopanko President and Chief Executive Officer	195,663	390,264
Lawrence W. Stranghoener Executive Vice President and Chief Financial Officer	162,570	225,205
Richard L. Mack Executive Vice President, General Counsel and Corporate Secretary	71,966	139,155
Norman B. Beug Senior Vice President – Potash Operations	54,868	103,140
Steven L. Pinney Former Senior Vice President – Phosphate Operations and Supply Chain	58,874	156,426
Phyllis E. Cochran Director Nominee	7,839	—
Robert L. Lumpkins Director Nominee	30,161	—
Harold H. MacKay Director Nominee	15,080	—
William T. Monahan Director Nominee	15,080	—
All executive officers as a group (9 persons)	587,258	1,061,113
All non-executive directors as a group (12 persons)	150,538	—
Each associate of the above-mentioned directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options or rights	—	—
All employees (other than executive officers) as a group	1,016,907	4,514,192	(1)

(1)	The number of shares shown as subject to options includes 5,515 shares subject to SARs.

Equity Compensation Plan Information

The following provides information related to our equity compensation plans as of May 31, 2009.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(1)(3)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in first column)(4)
Equity compensation plans approved by stockholders	4,018,724	$25.98	18,697,734
Equity compensation plans not approved by stockholders	—	—	—

Total	4,018,724	$25.98	18,697,734

(1)	Includes shares to be issued under the Omnibus Incentive Plan and certain equity compensation plans assumed from IMC as a result of the combination between IMC and the fertilizer businesses of Cargill.
(2)	Includes grants of stock options and time-based restricted stock units.
(3)	Includes weighted average exercise price of stock options only.
(4)	Shares are available for future issuance only under the Omnibus Incentive Plan.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote on the approval of amended performance goals under the Omnibus Incentive Plan at the Annual Meeting is required to re-approve such goals.

The Board of Directors recommends a vote FOR approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock Incentive Plan.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the Annual Report on Form 10-K:

•	Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and

•	Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.

The Audit Committee also reviewed with Mosaic’s independent registered public accounting firm, KPMG LLP, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the Annual Report on Form 10-K. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG LLP has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year end and expressing an opinion thereon based on its audit.

The Audit Committee also reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and Statement on Auditing Standards No. 61, as amended. The Audit Committee has also reviewed with KPMG LLP and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and Mosaic, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of nonaudit services with regard to KPMG LLP’s independence.

The Audit Committee discussed with our internal auditor and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the reports of KPMG LLP be included in the Annual Report on Form 10-K for the year ended May 31, 2009 for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for our 2010 fiscal year.

Respectfully submitted,

William R. Graber, Chair

Raymond F. Bentele

Phyllis E. Cochran

David B. Mathis

David T. Seaton

William T. Monahan

Fees Paid to Independent Registered Public Accounting Firm

During our 2009 and 2008 fiscal years, KPMG LLP (“KPMG”) provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2008	2009
Audit Fees	$6,257,000	$5,318,000
Audit-Related Fees	269,000	263,000
Tax Fees	453,000	402,000
All Other Fees	11,000	0

Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, as well as assistance with review of documents filed with the SEC.

Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services and accounting consultations. No internal audit assistance services were rendered during such periods.

Tax fees include tax compliance fees related to tax return preparation and review and services related to proposed tax regulations.

Other fees include fees associated with training our employees regarding United States generally accepted accounting principles.

The Audit Committee of the Board of Directors has concluded that none of the services provided by KPMG has impaired KPMG’s independence.

Pre-Approval of Independent Registered Public Accounting Firm Services

Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.

The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.

Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.

In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.

In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.

All of the services provided by KPMG for our 2009 and 2008 fiscal years were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for our 2009 or 2008 fiscal years were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 21, 2009, the Audit Committee of the Board of Directors appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending May 31, 2010.

While we are not required to do so, we are submitting the appointment of KPMG to serve as our independent registered public accounting firm for the fiscal year ending May 31, 2010 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

Our Bylaws establish an advance notice procedure for stockholder proposals at our 2010 Annual Meeting of Stockholders. For business to be properly brought before the 2010 Annual Meeting by a stockholder, and for stockholder recommendations of future director nominees to be considered by the Corporate Governance and Nominating Committee:

•	the stockholder must have given written notice thereof to the Corporate Secretary;

•

the notice must be delivered or mailed to and received at our principal executive offices not later than 90 days (or, with regard to majority stockholders as defined in the Company’s Bylaws, not later than 45 days) nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder proposal or nomination intended to be brought before the 2010 Annual Meeting must be received by the Corporate Secretary no earlier than June 10, 2010 and no later than July 10, 2010 or, with regard for majority stockholders, August 24, 2010;

•	delivery must be by hand or by certified or registered mail, return receipt requested; and

•	the notice must include:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•

a representation that the stockholder is a holder of record of shares of our stock entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business;

•	the class and number of shares the stockholder beneficially owns; and

•	any material interest of the stockholder in such business.

Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Policies Relating to the Board of Directors – Nomination and Selection of Directors.”

Proposals for inclusion in our proxy material for our 2010 Annual Meeting pursuant to Rule 14a-8 of the proxy rules of the SEC are not subject to the requirements described above. Such proposals must be received by April 27, 2010 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2010 Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2009 Annual Report to Stockholders, including financial statements for the fiscal year ended May 31, 2009, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material. Stockholders who wish to obtain an additional copy of our Annual Report to Stockholders or a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended May 31, 2009 may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Director – Investor Relations, or by telephone at (763) 577-2867.

OTHER MATTERS

We know of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of 2009 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2009 Annual Meeting of Stockholders.

By Order of the Board of Directors

Richard L. Mack

Executive Vice President, General Counsel and Corporate Secretary

August 25, 2009

DIRECTIONS TO RADISSON PLAZA HOTEL SASKATCHEWAN

The meeting will be held at the Radisson Plaza Hotel Saskatchewan, 2125 Victoria Avenue, Regina, Saskatchewan Canada, S4P 0S3. The general telephone number for the Radisson Plaza Hotel Saskatchewan is (306) 522-7691.

From Regina Airport

Go East on Regina Avenue toward Tutor Drive. Turn Left onto Albert St/Provincial Route 1 E/Provincial Route 6 N/Trans Canada Hwy E. Turn Right onto Victoria Ave/Provincial Route 1 E/Trans Canada Hwy E and the Radisson Plaza Hotel Saskatchewan will be on your right.

APPENDIX A

THE MOSAIC COMPANY

2004 OMNIBUS STOCK AND INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 8, 2009)

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, agents, advisors, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee of the Board or a subcommittee thereof. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

(g) “Company” shall mean The Mosaic Company, a Delaware corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board, including any Non-Employee Director.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, agent, advisor, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing sale price of one Share as reported on the New York Stock Exchange on such date or, if the Shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the Shares were so traded.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(n) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(r) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(s) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(t) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(u) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, margins (including one or more of gross, operating and net income margins), returns (whether pre-tax or after tax, including one or more of return on actual or pro forma assets, net assets, equity, investment, invested capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, employee engagement, customer satisfaction, other operating metrics, environmental, health, safety or security performance, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the earlier of (i) the 90th day of the applicable performance period or (ii) the day upon which 25% of the applicable performance period shall have been completed, for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(v) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(w) “Plan” shall mean The Mosaic Company 2004 Omnibus Stock and Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(x) “Reload Option” shall mean any Option granted under Section 6(a)(v) of the Plan.

(y) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(z) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(bb) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd) “Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee (provided, however, that the par value of any Shares and Restricted Stock shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof prior to their issuance); (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including the right to delegate authority under the Plan, subject to Section 162(m); and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all actions taken and all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, but subject to the requirements of Section 162(m), the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 25,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 25,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the exercise of an SAR or Shares tendered in connection with the grant of a Reload Option, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any fiscal year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any fiscal year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, further, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(v) Reload Options. The Committee may grant Reload Options, separately or together with another Option and subject to the terms and conditions established by the Committee, pursuant to which the Participant would be granted a new Non-Qualified Stock Option when the payment of the exercise price of a previously granted option for common stock is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Non-Qualified Stock Option would be a Non-Qualified Stock Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company or any Affiliate or may be granted in connection with any option granted under the Plan or any other stock option plan of the Company or any Affiliate at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Non-Qualified Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Non-Qualified Stock Option to which it relates that have been owned by the optionee less than six months shall not be used to exercise an option and will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in each case as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the

Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding anything herein to the contrary, an Incentive Stock Option shall be exercisable during the Participant’s lifetime only by the Participant, and may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

(vii) Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise price or grant price, without the approval of the stockholders of the Company.

Section 7. Amendment and Termination; Adjustments

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a);

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(g)(vii) of the Plan; or

(v) expands the classes or categories of persons eligible to receive Awards under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) in such a manner as to cause such Award not to so constitute “qualified performance based compensation.”

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Director of the

Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o) Forfeiture for Misconduct.

(i) Awards Granted Prior to July 20, 2009. With respect to each Award for which the date of grant is prior to July 20, 2009, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(ii) Awards Granted On or After July 20, 2009. With respect to each Award for which the date of grant is on or after July 20, 2009, if fraudulent or intentional misconduct contributes to the need for a material restatement of all or a portion of the Company’s financial statements filed with the SEC or otherwise contributes to the use of inaccurate metrics to determine the amount of any Award or the amount of any incentive compensation that was paid to or earned by any Participant under the Plan (including but not limited to any profit from the sale of stock that was the subject of an Award) or accrued by the Company in respect of any Award, in addition to any other disciplinary or other action available to the Company under any agreement, Company policy including but not limited to its Code of Business Conduct and Ethics for Directors, Officers and Employees, applicable law or otherwise, the Board, upon the recommendation of the Committee, may require any Participant to forfeit any Award made to, and/or reimburse the Company the amount of any incentive compensation paid to, or received or earned by, such Participant or accrued by the Company in connection with any Award, provided that such Participant either knowingly or grossly negligently engaged in such misconduct, or grossly negligently failed to prevent such misconduct, if in any such case the amount of such Award or incentive compensation was greater than it would have been absent the misconduct.

(p) Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Affiliates operate or have Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to:

(i) Determine which Affiliates shall be covered by the Plan;

(ii) Determine which Eligible Persons outside the United States are eligible to participate in the Plan;

(iii) Modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws;

(iv) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9(p) by the Committee shall be attached to this Plan document as appendices; and

(v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

Section 10. Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board (the “Effective Date”), provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, and provided, further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company.

Section 11. Term of the Plan

Unless sooner terminated or discontinued pursuant to Section 7(a) of the Plan, the Plan shall terminate ten years from the Effective Date. No Award shall be granted under the Plan after the Plan is terminated. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Adopted by the Board of Directors and Stockholders on October 20, 2004, and amended on October 4, 2006, July 21, 2009 and October 8, 2009.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Meeting Type: ANNUAL
THE MOSAIC COMPANY	For holders as of: August 10, 2009
Date: October 8, 2009 Time: 10:00 AM Local Time
Location: Radisson Plaza Hotel Saskatchewan
2125 Victoria Avenue Regina, Saskatchewan Canada, S4P 0S3
You are receiving this communication because you hold shares in the above named company.
THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN NY 11219	This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT           ANNUAL REPORT

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:            sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 24, 2009 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance and for directions to the meeting. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1. Election of four (4) members of the Board of Directors:

Nominees:

01) Phyllis E. Cochran 02) Robert L. Lumpkins 03) Harold H. MacKay 04) William T. Monahan

2.      Approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan.

3.      Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending May 31, 2010.

4.      In their discretion, the Proxies are authorized to transact other business that properly may come before the meeting or any adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M16698-P83985-Z50312

THE MOSAIC COMPANY

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting, October 8, 2009

The undersigned hereby constitutes and appoints James T. Prokopanko, Lawrence W. Stranghoener and Richard L. Mack and each of them, with full power of substitution, Proxies to represent the undersigned at the Annual Meeting of Stockholders of The Mosaic Company to be held at the Radisson Plaza Hotel Saskatchewan, 2125 Victoria Avenue, Regina, Saskatchewan, Canada, S4P 0S3, on October 8, 2009, at 10:00 a.m., local time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as noted in the proxy statement and on the reverse side of this card. The Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Vanguard Fiduciary Trust Company (the “Trustee”) as Trustee of the Mosaic Investment Plan or the Mosaic Union Savings Plan, to vote at the Annual Meeting of Stockholders of The Mosaic Company to be held on October 8, 2009 and at any and all adjournments thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by October 5, 2009, or if they are received but are invalid, the stock with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.

Address Changes/Comments: ______________________________________________________________________ ________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)

THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 Noon Eastern Time on Wednesday, October 7, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Mosaic Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 12:00 Noon Eastern Time on Wednesday, October 7, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Mosaic Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16697-P83985-Z50312                                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE MOSAIC COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.		☐	☐	☐
1.	Election of four (4) members of the Board of Directors:
Nominees:
01) Phyllis E. Cochran
02) Robert L. Lumpkins
03) Harold H. MacKay
04) William T. Monahan
Vote on Proposals							For	Against	Abstain
2.	Approval of the amended performance goals under The Mosaic Company 2004 Omnibus Stock and Incentive Plan.						☐	☐	☐
3.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending May 31, 2010.						☐	☐	☐
4.	In their discretion, the Proxies are authorized to transact other business that properly may come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date